ESPERANZA RESOURCES CORP. AND

ESPERANZA SILVER PERU S.A.C

AND

RELIANT VENTURES S.A.C.

AND

SILVER STANDARD RESOURCES INC.

SHARE AND ASSET PURCHASE AGREEMENT

June 30, 2011

TABLE OF CONTENTS

SHARE AND ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made this 30th day of June, 2011.

AMONG:

ESPERANZA RESOURCES CORP., a corporation existing under the laws of British Columbia

(“Esperanza Canada”)

AND:

ESPERANZA SILVER PERU S.A.C, a corporation existing under the laws of Peru

(“Esperanza Peru”)

AND:

RELIANT VENTURES S.A.C., a corporation existing under the laws of Peru

(“Reliant”)

AND:

SILVER STANDARD RESOURCES INC., a corporation existing under the laws of British Columbia

(“SSRI”)

RECITALS:

A.

SSRI and Esperanza Canada are parties to a joint venture agreement dated as of the 6th day of September, 2005 as amended by agreement dated October 7, 2005 with respect to the San Luis Project in Peru (the “Joint Venture Agreement”);

B.

Pursuant to the Joint Venture Agreement, Esperanza Canada owns, directly and indirectly, a 30% undivided interest and SSRI owns directly or indirectly, a 70% undivided interest, in certain assets defined in the Joint Venture Agreement as the “Interest”;

C.

Esperanza Peru owns or holds under lease or license certain mineral concessions and interests with respect to lands located within ten kilometres from the external boundary of the JV Property (as defined below);

D.

Esperanza Canada wishes to sell, and SSRI wishes to purchase, the Purchased Shares and Assets (as defined below) on the terms and conditions set out in this Agreement; and

E.

Esperanza Peru wishes to sell, and Reliant wishes to purchase, the Additional Vendor Assets (as defined below) on the terms and conditions set out in this Agreement.

NOW THEREFORE IN CONSIDERATION of the premises and the mutual agreements in this Agreement, and of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

ARTICLE 1.
INTERPRETATION

1.1.

Definitions

In this Agreement:

(a)

“Act” means the British Columbia Business Corporations Act and the regulations thereunder;

(b)

“Additional Area of Interest” means the circumambient area which is within 10 kilometres of the outermost boundaries of the JV Property as at the date hereof as depicted on the map attached hereto as Schedule  and, for certainty, includes the area within the boundary of the JV Property as at the date hereof;

(c)

“Additional Contracts” means the Contracts listed in Schedule 1.1 and all of the rights, interests and entitlements of Esperanza Peru pursuant to, arising from or with respect to such Contracts;

(d)

“Additional Drill Core and Samples” means all drill core and samples obtained by or on behalf of Esperanza Peru or Esperanza Canada from the Additional Real Property;

(e)

“Additional Licenses” means all Licenses held by Esperanza Peru with respect to any property or interest located within the Additional Area of Interest, including without limitation, those Licenses listed in Schedule 1.1, and all of the rights, interests and entitlements of Esperanza Peru pursuant to, arising from or with respect to such Licenses and includes any such Licenses which have been applied for by Esperanza Peru but have not yet been issued;

(f)

“Additional Mineral Rights” means all Mineral Rights held by Esperanza Peru with respect to any property or interest located within the Additional Area of Interest, including without limitation, those Mineral Rights listed in Schedule 1.1, and all rights, interests and entitlements of Esperanza Peru pursuant to, arising from or with respect to such Mineral Rights and includes any such Mineral Rights which have been applied for by Esperanza Peru but have not yet been issued;

(g)

“Additional Real Property” has the meaning given to such term in Section ;

(h)

“Additional Vendor Assets” means the Additional Mineral Rights, the Additional Licenses, the Additional Real Property, the Additional Contracts, the Additional Drill Core and Samples and all Data and books and records in the control or possession of either Vendor with respect thereto;

(i)

“affiliate”, “body corporate” and “subsidiary” have the respective meanings ascribed to those terms by the Act on the date hereof;

(j)

“Agreement” means this asset purchase agreement and all attached schedules, in each case as the same may be supplemented, amended, restated or replaced from time to time in accordance with its terms;

(k)

“Applicable Laws” means any Canadian, Peruvian or other foreign, federal, provincial, state, local or municipal statute, law (including the common law), land claim, ordinance, rule having the force of law, regulation, by-law (zoning or otherwise) or Order, rule or instrument of any stock exchange or securities commission, that applies in whole or in part to either Vendor, or either Purchaser, Esperanza BVI, Esperanza Minerals (or to any affiliates thereof as applicable) or to the Purchased Shares and Assets or to the Additional Vendor Assets;

(l)

“Assumed Obligations” means the obligations and liabilities of Esperanza Peru which are to be assumed by Reliant pursuant to Section ;

(m)

“Business Day” means a day, other than a Saturday or Sunday, on which Canadian chartered banks are open for the transaction of business in Vancouver, British Columbia and Lima, Peru;

(n)

“Closing” means the completion of the sale to and purchase by SSRI of the Purchased Shares and Assets, and immediately following thereafter, the completion of the sale to and purchase by Reliant of the Additional Vendor Assets, and the completion of all other transactions contemplated by this Agreement which are to occur contemporaneously with such transactions;

(o)

“Closing Date” means, subject to Section , July 15, 2011 or such later date as the Parties may agree in writing;

(p)

“Closing Document” means any document delivered at the Closing Time by any of the Parties as provided for in or pursuant to this Agreement;

(q)

“Closing Time” means 10:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Parties agree in writing that the Closing shall take place;

(r)

“Contracts” means any agreement, indenture, contract, lease, royalty or similar entitlement, deed of trust, option, instrument or other commitment entered into by a Party prior to the Closing, excluding Licenses;

(s)

“Data” means any and all information, data, reports, maps, plans, photographs, drill logs, drill hole data, assays, studies, analyses, models and other information and exploration data, including interpretive data, in all formats (excluding anything in oral format but including, without limitation, paper and electronic formats), wherever located, derived from or relating to any of the Additional Mineral Rights, the Additional Real Property and the Additional Drill Core and Samples;

(t)

“Encumbrance” means any hypothecation, mortgage, deed of trust, security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, hypothecation, mortgage, indenture, security interest, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, net profits interest, royalty or overriding royalty interests, other payment out of production, or other burdens of any nature of any kind, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants leases, and licenses) which otherwise constitutes an interest in or claim against property or mineral rights, whether arising pursuant to any Applicable Laws, any Contract, or otherwise;

(u)

“Environment” means the totality of surrounding conditions including air, surface water, underground water, ground water, land surface, subsurface strata, any land, soil or underground space even if submerged under water or covered by a structure, all living organisms and interacting natural systems that include components of air, land, water, organic and inorganic matters and living organisms and environment or natural environment as defined in any Environmental Law and “Environmental” shall have a similar extended meaning;

(v)

“Environmental Laws” means all Applicable Laws relating in whole or in part to the Environment and includes those relating to pollution or protection of the Environment, public and employee health, safety or natural resources;

(w)

“Environmental Permits” means any and all Licenses issued by any Governmental Authority or otherwise required under Environmental Laws, relating to the Additional Vendor Assets;

(x)

“Esperanza BVI” means Esperanza Resource (BVI) Inc., a company incorporated under the laws of the British Virgin Islands;

(y)

“Esperanza BVI Shares” means all of the issued and outstanding shares of Esperanza BVI;

(z)

“Esperanza Canada’s Financial Statements” means the audited consolidated financial statements of Esperanza Canada for the year ended December 31, 2010, including the notes and related auditor’s report thereon;

(aa)

“Esperanza Exploration” means Esperanza Exploration (BVI) Inc., a company incorporated under the laws of the British Virgin Islands;

(bb)

“Esperanza Minerals” means Esperanza Minerals (BVI) Inc., a company incorporated under the laws of the British Virgin Islands;

(cc)

“Esperanza Minerals Shares” means all of the issued and outstanding shares of Esperanza Minerals;

(dd)

“Esperanza Shares” means 6,459,600 common shares in the capital of Esperanza Canada, beneficially owned by and registered in the name of SSRI;

(ee)

“Governmental Authority” means any Canadian or foreign government whether federal, provincial, state, local or municipal and any governmental agency, governmental authority, governmental tribunal, court, governmental commission (including a securities commission) of any kind whatsoever, any subdivision, agency, commission, board or authority of any of the foregoing or any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the amount of any of the foregoing or any stock exchange or securities commission, having jurisdiction;

(ff)

“Hazardous Substance” means any chemical, mineral, material or substance in any form, whether solid, liquid, gaseous, semisolid or any combination thereof, whether waste material, raw material, finished product, intermediate product, by-product or any other material or article, that is listed or regulated under any Environmental Laws as a hazardous substance, toxic substance, waste or contaminant or is otherwise listed or regulated under any Environmental Laws including radioactive solids or dust particles, tailings, radon gas, petroleum products, asbestos, PCBs, urea formaldehyde foam insulation and lead-containing paints or coatings;

(gg)

“Information” means all information (whether oral or in writing, or stored in computerized, electronic, disk, tape, microfilm or other form) furnished by a Party, its affiliates, and their respective Representatives, and all analyses, compilations, data, studies or other documents or records prepared by a Party or its Representatives containing or based, in whole or in part, upon any such furnished information or derived from access provided by a Party, its affiliates, and their respective Representatives, and each item thereof, whether obtained before or after the date of this Agreement, but for greater clarity the term “Information” does not include information that (i) is already in the other Party’s possession, if the possession of such information is not known to the other Party to be subject to a confidentiality agreement with or other obligations of secrecy or fiduciary responsibility to the disclosing Party or another Person, (ii) becomes available to the other Party on a non-confidential basis from a source other than the disclosing Party, its affiliates, and their respective Representatives, which source to the other Party’s knowledge is not bound by a confidentiality agreement or other obligation of secrecy or fiduciary responsibility to the disclosing Party or another Person and is not otherwise under an obligation of secrecy to the disclosing Party or another Person, or (iii) is independently developed by the other Party;

(hh)

“Interim Period” means the period from and including the date of this Agreement to and including the Closing Time;

(ii)

“JV Assets” means all tangible and intangible goods, chattels, improvements or other items including, without limitation, land, buildings and equipment (but excluding the JV Property) acquired for or made to the JV Property under the Joint Venture Agreement or the Evaluation Agreement (as defined in the Joint Venture Agreement) in connection with Mining Operations;

(jj)

“JV Property” means: (i) the mineral properties which constitute “Property” under the Joint Venture Agreement, all as set out in Schedule 1.1 hereto; (ii) any and all ores (and concentrates derived therefrom) and minerals, precious and base, metallic and non-metallic, in, on or under such properties; (iii) all Data in the control or possession of either Vendor with respect to the items referred to in (i) and (ii) above; and (iv) those rights and benefits appurtenant to such properties that are acquired for the purpose of conducting Mining Operations;

(kk)

“License” means any license, permit, approval, concession or franchise issued, granted, conferred or otherwise created by a Governmental Authority;

(ll)

“Material Adverse Effect” when used in connection with either Vendor means any change, event, violation, inaccuracy, circumstance or effect that is or could reasonably be expected to be materially adverse to the business, assets, liabilities, capitalization, financial condition or results of operations of any one or more of the Vendors other than any change, event, violation, inaccuracy, circumstance or effect:

(i)

relating to the global economy or securities markets in general;

(ii)

resulting from changes in the price of any mineral or minerals;

(iii)

resulting from the rate at which Canadian dollars can be exchanged for any foreign currency; or

(iv)

relating to the mining industry in general and not disproportionately relating to or affecting any one or more of the Vendors;

(mm)

“Mineral Rights” means any mineral concession and any and all surface, water, access and other non-mineral rights of and to any land including surface rights held in fee or under lease, licence, easement, right of way or other rights of any kind;

(nn)

“Mining Operations” has the meaning given to such term in the Joint Venture Agreement;

(oo)

“NSR Royalty (Additional Real Property)” means a net smelter returns royalty equal to one percent of net smelter returns from the Additional Real Property which may be payable to Esperanza Peru as calculated in accordance with the Royalty Agreement (Additional Real Property);

(pp)

“NSR Royalty (JV Property)” means a net smelter returns royalty equal to one percent of net smelter returns from the JV Property payable to Esperanza Canada as calculated in accordance with the Royalty Agreement (JV Property);

(qq)

“Order” means any order (including any judicial or administrative order and the terms of any administrative consent), judgement, injunction, decree, ruling or award of any court, tribunal, arbitrator or other Governmental Authority;

(rr)

“ordinary course” or “normal course” means any transaction that constitutes an ordinary day-to-day business activity of a Person in accordance and consistent with its past business practices;

(ss)

“Parties” means Esperanza Canada, Esperanza Peru, Reliant and SSRI collectively, and “Party” means any one of them;

(tt)

“Person” shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, any Governmental Authority or any other entity recognized by law;

(uu)

“Pre-Closing Reorganization” shall have the meaning assigned thereto in Section ;

(vv)

“Purchase Price” means the purchase price to be paid by SSRI to Esperanza Canada for the Purchased Shares and Assets, as provided in Section ;

(ww)

“Purchased Shares and Assets” means:

(i)

the Esperanza BVI Shares; and

(ii)

all of the right, title and interest of Esperanza Canada, if any, in and to:

A.

the JV Property; and

B.

the JV Assets.

(xx)

“Purchasers” means collectively SSRI and Reliant and “Purchaser” means either of them.

(yy)

“Release” means any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, passive migration, allowing to escape or migrate into or through the Environment (including within any building, structure, facility or fixture), whether intentional or inadvertent and regardless of when discovered, of any Hazardous Substance, including the abandonment or discarding of Hazardous Substances in barrels, drums, tanks or other containers;

(zz)

“Reliant Shares” means all the shares of Reliant beneficially owned by and registered in the name of Esperanza Minerals;

(aaa)

“Representative” means each director, officer, employee, agent, solicitor, accountant, consultant, or financial advisor of a Party and its affiliates and all other Persons acting for or in conjunction with such Party;

(bbb)

“Retained Liabilities” means all obligations, liabilities and indebtedness of either Vendor which are not expressly stated herein to be an Assumed Obligation;

(ccc)

“Royalty Agreement (Additional Real Property)” had the meaning given to such term in Section ;

(ddd)

“Royalty Agreement (JV Property)” has the meaning given to such term in Section ;

(eee)

“Securities Laws” means, all applicable securities laws and the respective regulations and rules made thereunder together with all applicable published policy statements, notices, instruments, blanket orders and rulings of the applicable securities regulatory authorities in each of the applicable provinces of Canada and the listing rules of the TSX-V, as applicable;

(fff)

“Special Meeting” has the meaning given to such term in Section ;

(ggg)

“SUNAT” means Superintendencia Nacional de Administracion Tributaria and any successor Governmental Authority;

(hhh)

“Tax Returns” means all reports, returns, declarations, remittances, filings and other documents filed or required to be filed by a Person with any Governmental Authority in respect of Taxes or in respect of or pursuant to any taxing statute;

(iii)

“Taxes” means all taxes and similar charges of a Governmental Authority, including:

(i)

all income, franchise, capital, real property, withholding, payroll, employer health, transfer, sales, stamp, use, excise, consumption, anti-dumping, countervailing and value added taxes and all other taxes of any kind for which a Person may have any liability, whether disputed or not; and

(ii)

assessments, charges, duties, rates, fees, imposts, levies or other governmental charges and interest, penalties or additions associated therewith;

(jjj)

“Treaty” means the Convention between the Government of Canada and the Government of the Republic of Peru for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital;

(kkk)

“TSX-V” means the TSX Venture Exchange; and

(lll)

“Vendors” means collectively Esperanza Canada and Esperanza Peru and “Vendor” means either of them.

1.2.

Certain Rules of Interpretation

In this Agreement:

(a)

Consent – Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Person whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)

Governing Law – This Agreement is a contract made under and shall be governed by, construed and interpreted in accordance with the laws of the Province of British Columba and the federal laws of Canada applicable herein.  The Parties irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

(c)

Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)

Including – Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(e)

No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(f)

Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(g)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction and without affecting its application to other parties or circumstances.

(h)

Statutory References – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(i)

Time – Time is of the essence in the performance of the Parties’ respective obligations under this Agreement.

(j)

Time Periods – In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. (Vancouver time) on the last day of the period.  If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 5:00 p.m. (Vancouver time) on the next Business Day.

(k)

Currency – Unless specified otherwise, all statements or references to dollar amounts in this Agreement are to Canadian dollars.

1.3.

Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties with respect thereto, including the letter agreement dated February 28, 2011, between SSRI and Esperanza Canada.  There are no representations, warranties, terms, conditions, opinions, advice, assertions of fact, matters, undertakings or collateral agreements, express, implied or statutory, by or between the Parties (or by any Representative thereof) with respect to the subject matter hereof other than as expressly set forth in this Agreement.

1.4.

Schedules

Unless otherwise expressly provided in this Agreement, any reference to a Schedule in this Agreement is a reference to a Schedule that is attached to this Agreement and that is a part of this Agreement.  The following Schedules form part of this Agreement:

Schedule 1.1(b)

-

Map of Additional Area of Interest

Schedule 1.1(c)

–

Additional Contracts

Schedule 1.1(e)

–

Additional Licenses

Schedule 1.1(f)

–

Additional Mineral Rights

Schedule 1.1(jj)

–

Properties forming part of JV Property

Schedule 2.4(b)

–

Royalty Agreement (Additional Real Property)

Schedule 2.5

–

Royalty Agreement (JV Property)

Schedule 2.6

–

Purchase Price Allocation

Schedule 3.2

–

Capitalization of Esperanza BVI and Esperanza Minerals

Schedule 3.6

–

Pre-Closing Reorganization

Schedule 3.9(a)

–

Additional Real Property

Schedule 3.12

–

Consents, Orders and Approvals
Schedule 3.17

–

Litigation and Claims

ARTICLE 2.
PURCHASE AND SALE OF THE PURCHASED SHARES AND ASSETS AND ADDITIONAL VENDOR ASSETS

2.1.

Purchase and Sale of the Purchased Shares and Assets and Additional Vendor Assets

Subject to the terms and conditions set forth in this Agreement:

(a)

effective as at the Closing, Esperanza Canada shall sell, transfer, assign, convey and set over to SSRI, and SSRI shall purchase and acquire from Esperanza Canada, the Purchased Shares and Assets free and clear of all Encumbrances (other than those Encumbrances arising from SSRI’s activities on or related to the JV Assets and JV Property); and

(b)

effective as at the Closing (immediately following the completion of the transactions contemplated by Section  above), Esperanza Peru shall sell, transfer, assign, convey and set over to Reliant, and Reliant shall purchase and acquire from Esperanza Peru, the Additional Vendor Assets free and clear of all Encumbrances.

2.2.

Assumption by Reliant

At the Closing Time, Reliant shall assume and be responsible for the observance, performance and payment of all obligations and liabilities of Esperanza Peru which by the terms and conditions thereof are to be paid or performed after the Closing Time under or in respect of the Additional Vendor Assets, but excluding:

(a)

any and all obligations and liabilities in respect of any breach by Esperanza Peru of any representation, warranty or covenant contained in, or for any claim for indemnification pursuant to, any Additional Contract, Additional Licence or Additional Mineral Rights to the extent that such breach or claim existed or arose prior to the Closing Time regardless of when said breach or claim is asserted;

(b)

any and all claims, demands, costs, expenses, damages, fines, penalties, losses and liabilities of whatsoever nature and kind, direct or indirect, disclosed or undisclosed, known or unknown, determined or undetermined, which arise out of or in consequence of any act, activity, omission or obligation, on or in relation to the Additional Mineral Rights or the Additional Real Property, or condition on, in or under the Additional Mineral Rights or the Additional Real Property caused by or resulting from any act, activity or omission by, or obligation of, Esperanza Peru or any affiliate thereof, that existed, occurred or took place at or prior to the Closing Time, including without limitation any and all (A) bodily injury to persons, including death, (B) damage to property, (C) environmental damage or contamination or the presence or existence of any Hazardous Substances on, in, or under the Additional Mineral Rights or the Additional Real Property; and (D) any and all breaches of Applicable Laws including Environmental Laws; and

(c)

any other obligations and liabilities of Esperanza Peru incurred or arising under or in respect of any of the Additional Vendor Assets prior to the Closing Time regardless of when any claims or demands in respect thereof are asserted, all of which are included as part of the Retained Liabilities.

2.3.

Purchase Price and Other Consideration

(a)

The Purchase Price payable by SSRI for the Purchased Shares and Assets is:

(i)

$17,000,000;

(ii)

the Esperanza Shares; and

(iii)

the transfer and assignment by SSRI of SSRI’s its right, title and interest in and to the NSR Royalty (JV Property).

(b)

The consideration payable by Reliant for the Additional Vendor Assets is the grant by Reliant to Esperanza Peru of the NSR Royalty (Additional Real Property).

2.4.

Payment of Purchase Price

At the Closing:

(a)

SSRI shall:

(i)

pay to Esperanza Canada, $17,000,000;

(ii)

transfer to Esperanza Canada, the Esperanza Shares; and

(iii)

transfer and assign to Esperanza Canada in accordance with Section , SSRI’s right, title and interest in and to the NSR Royalty (JV Property); and

(b)

immediately following the completion of the purchase and sale of the Purchased Shares and Assets, Reliant shall grant to Esperanza Peru, the NSR Royalty (Additional Real Property) in consideration for the transfer and assignment by Esperanza Peru to Reliant of the Additional Vendor Assets in accordance with this Agreement and will execute and deliver to Esperanza Peru a royalty agreement substantially in the form attached hereto as Schedule  (the “Royalty Agreement (Additional Real Property)”).

2.5.

Grant of NSR Royalty (JV Property)

Prior to the Closing, SSRI and Reliant shall enter into a royalty agreement substantially in the form attached hereto as Schedule  (the “Royalty Agreement (JV Property)”), pursuant to which Reliant shall grant to SSRI the right to receive the NSR Royalty (JV Property).  At the Closing Time, SSRI shall assign all of its right, title and interest in and to the Royalty Agreement (JV Property) and the NSR Royalty (JV Property) to Esperanza Canada as partial consideration for the transfer by Esperanza Canada to SSRI of its right, title and interest in and to the Purchased Shares and Assets.

2.6.

Allocation of the Purchase Price

The Purchase Price and other consideration paid to the Vendors shall be allocated as set out in Schedule  hereto and the Vendors and the Purchasers shall use such allocation in their respective Tax Returns.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Esperanza Canada and Esperanza Peru represent and warrant, jointly and severally, to the Purchasers as follows and acknowledge that the Purchasers are relying upon such representations and warranties in entering into this Agreement.

3.1.

Corporate Matters

(a)

Each of the Vendors, Esperanza BVI and Esperanza Minerals is a corporation duly incorporated and validly existing under the Applicable Laws of its jurisdiction of incorporation, continuation or amalgamation and is authorized to conduct its business as currently conducted and to own its assets, including any and all mineral rights and interests owned by it.  Each of the Vendors, Esperanza BVI and Esperanza Minerals is duly qualified, authorized or licensed to conduct its business and is in good standing with respect to required corporate, registration or licensing filings under the laws of (i) each jurisdiction in which it conducts its business or owns, leases or has a right, title or interest in and to its real property, and (ii) each other jurisdiction in which the conduct of its business or the ownership of any of its assets requires such qualification, authorization or license.  No proceedings have been taken or authorized by either Vendor, Esperanza BVI or Esperanza Minerals or, to the knowledge of each Vendor by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of either Vendor, Esperanza BVI or Esperanza Minerals or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to such Vendor, Esperanza BVI or Esperanza Minerals.

(b)

Each Vendor has all necessary corporate power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is or will be a party and has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is or will be a party.

(c)

This Agreement has been, and each Closing Document to which each Vendor will be a party, when executed and delivered, will be, duly executed and delivered by such Vendor, and this Agreement constitutes, and each Closing Document to which such Vendor will be a party, when executed and delivered, will constitute, a legal, valid and binding obligation of such Vendor enforceable against such Vendor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

(d)

All of the corporate records and minute books of each of Esperanza BVI and Esperanza Minerals have been delivered to SSRI’s counsel for review and contain complete and accurate minutes of all meetings of and all written resolutions passed by the directors and shareholders of Esperanza BVI and Esperanza Minerals, respectively, since the incorporation thereof; all such meetings were held, all such resolutions were passed, the share certificate books, equity ownership records, registers of shareholders, registers of transfers and registers of directors of each of Esperanza BVI and Esperanza Minerals are complete and accurate and such equity ownership records accurately reflect all share transactions since the inception of each of Esperanza BVI and Esperanza Minerals, respectively.

(e)

All financial transactions, actions and proceedings of Esperanza BVI and Esperanza Minerals have been accurately recorded in the books and records of each of them and such books and records fairly present the financial position and affairs of each of Esperanza BVI and Esperanza Minerals and have been delivered to SSRI’s legal counsel for review.

(f)

The books and records of Esperanza Peru contain complete and accurate records of all material actions and proceedings in relation to the Additional Vendor Assets and all such proceedings and actions have been conducted or taken in compliance with all Applicable Laws.

3.2.

Capitalization of Esperanza BVI and Esperanza Minerals

Schedule  sets forth the maximum number of authorized shares of each of Esperanza BVI and Esperanza Minerals and the number of issued and outstanding shares of each of Esperanza BVI and Esperanza Minerals.

3.3.

Ownership of and Rights to Esperanza Minerals and Reliant Shares

(a)

Esperanza BVI is the registered holder and the sole beneficial owner of, and has good and marketable title to, all of the Esperanza Minerals Shares free and clear of all Encumbrances.  No part of the Esperanza Minerals Shares has been taken or expropriated by any Governmental Authority, nor has any notice or proceeding in respect thereof been given or commenced, nor is either of the Vendors aware of any intent or proposal to give any such notice or commence any such proceeding.

(b)

There is no agreement, contract, option, commitment or other right in favour of, or held by, any Person other than SSRI, to acquire any of the Esperanza Minerals Shares or any other ownership interest in, or other security of Esperanza Minerals.

(c)

Esperanza Minerals is registered holder and the sole beneficial owner of, and has good and marketable title to, all of the Reliant Shares free and clear of all Encumbrances.  No part of the Reliant Shares has been taken or expropriated by any Governmental Authority, nor has any notice or proceeding in respect thereof been given or commenced, nor is either of the Vendors aware of any intent or proposal to give any such notice or commence any such proceeding.

(d)

There is no agreement, contract, option, commitment or other right in favour of, or held by, any Person other than SSRI, to acquire any of the Reliant Shares.

3.4.

Ownership and Rights to Purchased Shares and Assets

(a)

Esperanza Canada is (i) the holder of record and the sole beneficial owner of, and has good and marketable title to, all of the Purchased Shares and Assets (other than Esperanza BVI Shares) free and clear of all Encumbrances (other than those Encumbrances arising from SSRI’s activities on or related to the JV Assets and JV Property); and (ii) the registered holder and the sole beneficial owner of the Esperanza BVI Shares, and has good and marketable title thereto, free and clear of all Encumbrances:  No part of the Purchased Shares and Assets has been taken or expropriated by any Governmental Authority, nor has any notice or proceeding in respect thereof been given or commenced, nor is Esperanza Canada aware of any intent or proposal to give any such notice or commence any such proceeding.

(b)

The Esperanza BVI Shares are all of the issued and outstanding shares or securities of Esperanza BVI and, without limiting the generality of Section  below, there is no agreement, contract, option, commitment or other right in favour of, or held by, any Person other than SSRI, to acquire any ownership interest in, or other security of Esperanza BVI.

(c)

There is no agreement, contract, option, commitment or other right in favour of, or held by, any Person other than SSRI, to acquire any of the Purchased Shares and Assets.

3.5.

Ownership and Rights to Additional Vendor Assets

(a)

Esperanza Peru is holder of record and the sole beneficial owner of, and has good and marketable title to, all of the Additional Vendor Assets free and clear of all Encumbrances.  No part of the Additional Vendor Assets has been taken or expropriated by any Governmental Authority, nor has any notice or proceeding in respect thereof been given or commenced, nor is either of Esperanza Canada or Esperanza Peru aware of any intent or proposal to give any such notice or commence any such proceeding.

(b)

There is no agreement, contract, option, commitment or other right in favour of, or held by, any Person other Reliant, to acquire any of the Additional Vendor Assets or to occupy or possess any of the Additional Vendor Assets.

3.6.

Pre-Closing Reorganization

Esperanza BVI, Esperanza Minerals, Esperanza Exploration and Esperanza Peru have undertaken and completed the reorganization described on Schedule  (the “Pre-Closing Reorganization”).  The Vendors have provided to SSRI true, correct and complete copies of all documents signed and delivered in connection with the completion of the Pre-Closing Reorganization.

3.7.

Business and Liabilities of Esperanza BVI and Esperanza Minerals

(a)

Esperanza BVI was formed solely for the purpose of owning the Esperanza Minerals Shares, 100% of the issued and outstanding shares of Esperanza Exploration and 1% of the issued and outstanding ordinary shares of Esperanza Peru.  Esperanza BVI has disposed of all of its right, title and interest in and to the shares of Esperanza Exploration and Esperanza Peru pursuant to the Pre-Closing Reorganization.  Esperanza BVI has not carried on any business and it does not own any assets other than the Esperanza Minerals Shares, nor has it ever, owned any assets other than the Esperanza Minerals Shares and those shares disposed of as part of the Pre-Closing Reorganization.

(b)

Esperanza BVI has no indebtedness, obligations or liabilities whatsoever (whether direct or indirect, disclosed or undisclosed, known or unknown, determined or undetermined, absolute or contingent or otherwise).

(c)

Esperanza Minerals was formed solely for the purpose of owning the Reliant Shares and has not carried on any business and does not own, nor has it ever owned, any other assets.

(d)

Esperanza Minerals has no indebtedness, obligations or liabilities whatsoever (whether direct or indirect, disclosed or undisclosed, known or unknown, determined or undetermined, absolute or contingent or otherwise).

(e)

Without limiting the generality of Sections  through  above, neither Esperanza BVI nor Esperanza Minerals has ever employed any employees, held or been a party to any License or except as disclosed in Schedule , entered into or been a party to any Contracts.

3.8.

JV Property and JV Assets

(a)

Esperanza Canada has not been advised and is not otherwise aware of:

(i)

any activities being conducted on or in relation to the JV Property prior to May 17, 2005 not in compliance with all then existing Applicable Laws; and

(ii)

any condition on the JV Property prior to May 17, 2005 which would constitute an actual or potential violation of or give rise to liability under any then existing Environmental Laws or other type of enforcement proceeding, or any recovery by any Governmental Authority or private party of remedial or removal costs, natural resources damages, property damages, damages for personal injuries or other costs, expenses, damages or injunctive relief arising from any alleged injury or threat of injury to health, safety or the Environment;

(b)

All Data with respect to the JV Property which was at any time in the possession or control of Esperanza BVI, Esperanza Minerals or Esperanza Canada (or any affiliate thereof) is now in the possession or control of Reliant.

(c)

Esperanza Canada first acquired its rights, title and interest in and to the JV Property between May 17, 2005 and April 20, 2007 by way of applications for mineral concessions made to the Peruvian mining authorities.

3.9.

Additional Vendor Assets

(a)

Schedule  sets out all of the real property owned, leased or otherwise held by Esperanza Peru within the Additional Area of Interest or with respect to which Esperanza Peru holds surface or subsurface rights under any Mineral Rights, License or Contract on or under lands located within the Additional Area of Interest (the “Additional Real Property”).

(b)

Schedule  sets forth a list of all Additional Licenses, Schedule  sets forth a list of all Additional Mineral Rights and Schedule  sets forth a list of all Additional Contracts.

(c)

To the knowledge of Esperanza Canada, there are no adverse interests or options to acquire or purchase the Additional Real Property, the Additional Mineral Rights the Additional Licenses or the Additional Contracts or any portion thereof or any right, title or interest therein, whether registered or not in any public registry in any jurisdiction that applies in whole or in part to any of the Parties or any of the Additional Mineral Rights, the Additional Licences or the Additional Contracts.  To the knowledge of Esperanza Canada, no Person has any proprietary interest in or any right to occupy the Additional Mineral Rights or the Additional Real Property, whether such Encumbrance is registered or not in any public registry in any jurisdiction that applies in whole or in part to any of the Parties or any of the Additional Mineral Rights, the Additional Licences or the Additional Contracts.  To the knowledge of Esperanza Canada, except for the NSR Royalty (Additional Real Property) granted hereunder, no Person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other similar products removed or produced from the Additional Real Property, whether such Encumbrance is registered or not in any public registry in any jurisdiction that applies in whole or in part to any of the Parties or any of the Additional Mineral Rights, the Additional Licences or the Additional Contracts.

(d)

Correct and complete copies of all Additional Contracts, Additional Mineral Rights and Additional Licenses have been provided to the Purchasers.  Esperanza Peru is not in breach or default of any of the terms of any of the Additional Contracts, Additional Mineral Rights or Additional Licenses and Esperanza Peru is not aware of any breach or default of any term of any of the Additional Contracts, Additional Mineral Rights or Additional Licenses by any other party thereto.  Each Additional Contract, Additional Mineral Right and Additional License is in good standing and in full force and effect and none of the Additional Contracts, Additional Mineral Rights nor Additional Licenses, has been amended, except as disclosed in writing to the Purchasers.  No state of facts or circumstances exists which, after notice or lapse of time or both, would or could reasonably be considered to constitute a default or breach by Esperanza Peru under any of the Additional Contracts, Additional Mineral Rights or Additional Licenses or could result in the cancellation, revocation, suspension or adverse alteration of any Additional Contract, Additional Mineral Rights or Additional License. Esperanza Peru has complied with all material terms and conditions of each Additional Contract, Additional Mineral Right and Additional License (including, with respect to each Additional Mineral Right, due payment of the mining good standing fee (“derecho de vigencia”) and due payment of the penalty for not achieving minimum annual production, if applicable) and has not received any notice of any default, breach or threatened cancellation, revocation, suspension or adverse alteration of any of the Additional Contracts, Additional Mineral Rights or Additional Licenses or of any alleged fact or circumstance which will, or may, result in such a cancellation, revocation, suspension or adverse alteration.

(e)

Without limitation to the foregoing paragraph, the Additional Contracts, the Additional Mineral Rights and the Additional Licenses and are in good standing with respect to the performance of all material obligations required under Applicable Laws (including without limitation, the payment of all maintenance costs and the payment of the mining good standing fee (“derecho de vigencia”) with respect to the Additional Mineral Rights, the performance of all minimum assessment or exploration or other work as well as the payment of the penalty for not achieving the minimum annual production with respect to the Additional Mineral Rights, if applicable, and the filing of reports with respect to such minimum work) and the condition of the Additional Real Properties is in compliance with all Applicable Laws and all Orders of any Governmental Authorities having jurisdiction. To the knowledge of Esperanza Canada, each Additional License and Additional Mineral Right has been issued by the appropriate Governmental Authority in compliance with all Applicable Laws.

(f)

Esperanza Peru is and has always been in exclusive possession and control of the Additional Drill Core and Samples, all of which are and have always been stored and maintained in safe and secure premises to which only Esperanza Peru and Esperanza Canada has access. The Additional Drill Core and Samples have not been tampered with or modified in any manner whatsoever.  The additional Drill Core and Samples constitute all of the drill core and samples obtained by or on behalf of Esperanza Peru and Esperanza Canada from the Additional Real Property.

(g)

Subject to receipt of applicable consents set out in Schedule , Esperanza Peru’s interests in the Additional Contracts, Additional Mineral Rights, the Additional Licenses and the Additional Real Property are freely assignable to Reliant.

(h)

Esperanza Canada does not hold any right, title or interest whatsoever in any of the Additional Vendor Assets.

(i)

Except as described in Schedule , neither Esperanza Peru nor any affiliate thereof has conducted any activities or operations on, in or under the Additional Vendor Assets.

(j)

Esperanza Peru first acquired its rights, title and interest in and to the Additional Mineral Rights between May 7, 2007 and February 1, 2008 by way of applications for mineral concessions made to the Peruvian mining authorities.

3.10.

Environmental Matters

(a)

Esperanza Peru has been and is, with respect to the Additional Vendor Assets, in compliance with all applicable Environmental Laws and is not aware of any condition that exists (including, but not limited to, environmental mining liabilities (“pasivos ambientales mineros”) as published by the Peruvian mining authority by Resolution No 290-2006-MEM/DM, as amended from time to time) nor is Esperanza Peru aware of any event that has occurred which, with or without notice or the passage of time or both, would constitute an actual or potential violation of or give rise to liability under any applicable Environmental Laws;

(b)

To the knowledge of the Vendors, Esperanza Peru has obtained all Environmental Permits required for it to conduct its mineral exploration and other activities on and under the Additional Real Property, or any part thereof, all of which Environmental Permits are described in Schedule ;

(c)

The Vendors have not, nor do they have any knowledge of any predecessor in title or in possession that has, used or permitted to be used the Additional Real Property to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance, except in compliance with the Environmental Permits and all applicable Environmental Laws;

(d)

Neither of Esperanza Peru nor Esperanza Canada have received any notice of or been prosecuted for an offence alleging, or is aware of any facts or conditions that would give rise to any investigation in respect of, any violation of or non-compliance with any Environmental Law or Environmental Permit in connection with the Additional Vendor Assets;

(e)

Neither Esperanza Peru nor Esperanza Canada is aware of any Orders of Governmental Authorities relating to Environmental matters with respect to the Additional Real Property;

(f)

Except in compliance with all Environmental Laws, Esperanza Peru has not caused, allowed or permitted, or has any knowledge of, the Release of any Hazardous Substance into the Environment, in any manner whatsoever, or the presence of any Hazardous Substance on, under, around or from the Additional Real Property, or any such release or presence on or from a property, facility or other asset or property owned, leased, occupied, managed, controlled or licensed by third parties onto the Additional Real Property;

(g)

All Hazardous Substances generated or used in whole or in part by Esperanza Peru or any other Person on behalf of Esperanza Peru on the Additional Real Property have been disposed of, treated and stored in compliance with all Environmental Permits and all Environmental Laws;

(h)

Neither Esperanza Peru nor Esperanza Canada has received any notice from any Governmental Authorities or any other Person that any mineral exploration or other activities conducted by Esperanza Peru on the Additional Real Property are in violation of any Environmental Law or any Environmental Permit or that Esperanza Peru is responsible (or potentially responsible) for the clean-up of any Hazardous Substances at, on or beneath the Additional Real Property, or at, on or beneath any other land or in connection with any waste or contamination migrating to or from any of the Additional Real Property;

(i)

Neither Esperanza Peru nor any affiliate thereof is the subject of any governmental or private action involving a demand for damages or other potential liability with respect to violations of Environmental Laws or Environmental Permits in respect of the Additional Real Property nor is there any basis for such action being instituted or filed;

(j)

Esperanza Peru has not buried, dumped, disposed of, spilled or released any Hazardous Substances on, beneath or adjacent to the Additional Real Property or any other property in Peru;

(k)

Esperanza Peru has, in a timely manner, filed all reports required to be filed with respect to the Additional Real Property and has generated and maintained all required data, documentation and records under all applicable Environmental Laws and Environmental Permits;

(l)

There are no underground storage tanks on or beneath the Additional Real Property;

(m)

Neither Vendor has received any written or oral notice or communication that, or has otherwise been made aware that, any Hazardous Substances are migrating to or from the Additional Real Property;

(n)

To the Vendors’ knowledge, there are no environmental audits, evaluations, assessments, studies or tests relating to the Additional Real Property; and

(o)

To the best of the Vendor’s knowledge, the Additional Real Property is not included in whole or in part in the Inventory of Environmental Liabilities (“Inventario de Pasivos Ambientales Mineros”) as published by the Peruvian mining authority by Resolution No. 290-2006-MEM/DM, as amended from time to time.

3.11.

Absence of Conflicting Agreements

The execution and delivery, or the observance and performance, by each of the Vendors of any covenant, condition or obligation under this Agreement or any Closing Document to which either Vendor will be a party does not and will not and the completion of the Pre-Closing Reorganization did not:

(a)

contravene or result in a material violation of or a breach or default under (with or without the giving of notice or lapse of time, or both), or in the acceleration of any obligation under:

(i)

the articles, by-laws, directors’ or shareholders’ resolutions of either Vendor, Esperanza BVI or Esperanza Minerals;

(ii)

the provisions of any Contract, mortgage, security document, obligation, License or instrument to which either Vendor, Esperanza BVI or Esperanza Minerals is a party, or by which either Vendor, Esperanza BVI or Esperanza Minerals is bound or affected; or

(iii)

the provisions of any Applicable Law applicable to either Vendor, Esperanza BVI or Esperanza Minerals.

(b)

subject to the receipt of the consents and approvals set out in Schedule , relieve any other party to any Contract, obligation, License or instrument to which either Vendor, is a party, of that party’s obligations thereunder or enable any such party to terminate or accelerate its obligations thereunder; or

(c)

result in the creation or imposition of any Encumbrance on the Purchased Shares and Assets or Additional Vendor Assets or result in any restriction, hindrance or limitation on the ability of SSRI to acquire the Purchased Shares and Assets or of Reliant to acquire the Additional Vendor Assets, or result in the creation or imposition of any Encumbrances on the Esperanza Minerals Shares or the Reliant Shares.

3.12.

Consents and Approvals

Except as disclosed in Schedule , no consent, approval, Order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required in connection with:

(a)

the Closing;

(b)

the execution and delivery by either Vendor of this Agreement or any Closing Document to which it will be a party; or

(c)

the observance and performance by either Vendor of its obligations under this Agreement or any Closing Document to which it will be a party.

3.13.

Absence of Changes

Since the date of the Esperanza Canada’s Financial Statements, except as disclosed by Esperanza Canada to the Purchasers in writing:

(a)

the Vendors have conducted their respective businesses only in the ordinary course of business; and

(b)

neither Vendor nor Esperanza BVI nor Esperanza Minerals has incurred or suffered a Material Adverse Effect which would impact Esperanza Resource’s right or interest in and to or the value of the Purchased Shares and Assets or Esperanza Peru’s right or interest in and to or the value of the and the Additional Vendor Assets.

3.14.

Tax Matters

(a)

All Tax Returns, elections and designations required by Applicable Laws to be filed on or prior to the Closing Date by or on behalf of each of the Vendors, Esperanza BVI or Esperanza Minerals (i) have been duly and timely filed with the appropriate Governmental Authorities; and (ii) are true, correct and complete in all respects and contain no misstatements or omit any statements that should have been included in order not to be misleading;

(b)

Each of the Vendors, Esperanza BVI and Esperanza Minerals has duly and timely paid all Taxes required to be paid by it on or before the Closing Date, including, without limitation, all Taxes shown as due and owing on all Tax Returns, all Taxes assessed or reassessed by any Governmental Authority and all instalments on account of Taxes for the current year and none of the Vendors, Esperanza BVI or Esperanza Minerals has or will have any liabilities for Taxes (whether direct or indirect, disclosed or undisclosed, known or unknown, deferred or undeferred, absolute, contingent or otherwise)  for any period ending on or before the Closing Date (including liabilities for Taxes arising from or in respect of this transaction), which are chargeable against, or have resulted or will result in an Encumbrance on, any of the Purchased Shares and Assets, the Additional Vendor Assets or the assets or shares of Esperanza BVI, Esperanza Minerals or Reliant;

(c)

No reassessments of Taxes have been issued against either of Esperanza BVI or Esperanza Minerals which have not been settled and paid in full, nor is either Vendor aware of any pending or threatened assessment or reassessment for Taxes of Esperanza BVI or Esperanza Minerals;

(d)

There are no outstanding agreements, waivers or other arrangements with any Governmental Authority providing for an extension of time with respect to the filing of any Tax Return, or any payment of any Taxes by either of Esperanza BVI or Esperanza Minerals, nor with respect to the issuance of any assessment or reassessment.  Neither of Esperanza BVI nor Esperanza Minerals is party to any existing or outstanding agreements or undertakings with any Governmental Authority with respect to Taxes;

(e)

All Taxes that either of Esperanza BVI or Esperanza Minerals is or was required by Applicable Law to withhold, deduct or collect have been duly withheld, deducted or collected and, to the extent required, have been remitted to the proper Governmental Authority or other Person;

(f)

Neither Esperanza BVI nor Esperanza Minerals has acquired property from, received services from, disposed of property to, or provided services to any Person with whom it does not deal at arm’s length, other than for full fair market value consideration;

(g)

Esperanza Canada is not a non-resident of Canada for the purposes of the Income Tax Act (Canada); and

(h)

Each of Esperanza BVI, Esperanza Minerals and Esperanza Exploration are resident and have been resident since their incorporation for purposes of the Income Tax Act (Canada) in the British Virgin Islands (their jurisdictions of incorporation) and have not been resident for purposes of the Income Tax Act (Canada) or similar legislation in any other jurisdiction at any time.

3.15.

Sensitive Payments

Neither Vendor, nor Esperanza BVI nor Esperanza Minerals nor any other Person acting on behalf of any of them, nor any affiliate thereof, has promised or made, directly or indirectly, any bribe, kickback, political contribution or other payment, regardless of form, whether in money, property, or services, to any Person (including any employee, company or organization, federal, provincial, municipal or other governmental or non-governmental department, commission, board, bureau, agency or instrumentality) resulting, in any case, in either Vendor, Esperanza BVI or Esperanza Minerals or any affiliate thereof being in violation of any Applicable Law or any other law applicable to the payor or the payee, or in order to:

(a)

influence any official or employee of any Governmental Authority or otherwise promote the business interest of either Vendor, Esperanza BVI or Esperanza Minerals or any affiliate thereof;

(b)

obtain favourable treatment in securing or obtaining special concessions; or

(c)

pay for favourable treatment for special concessions obtained in the past.

3.16.

Compliance with Applicable Laws and Licenses

Esperanza Canada has at all times used, owned and held the Purchased Shares and Assets, and Esperanza Peru has at all times used, owned and held the Additional Vendor Assets, in compliance with all Licenses and all Applicable Laws promulgated or issued by any Governmental Authority in respect of or applicable to the Vendors and their respective assets and properties.  Esperanza BVI and Esperanza Minerals have at all times been in compliance with all Applicable Laws promulgated or issued by any Governmental Authority and their respective assets and properties.

3.17.

Litigation and Claims

Except as disclosed in Schedule , there are no outstanding, pending or, to the knowledge of either Vendor, threatened, actions, suits, proceedings, investigations, claims, awards, Orders, governmental action or judgments affecting or in respect of the Purchased Shares and Assets, the Additional Vendor Assets, Esperanza BVI or the Esperanza BVI Shares, Esperanza Minerals or the Esperanza Minerals Shares, the Reliant Shares or any part thereof, including in respect of any liability under Environmental Laws related to or arising out of the Additional Vendor Assets or any part thereof, nor does either Vendor have any knowledge of any basis for any action, suit, proceeding, investigation, claim, award, Order, governmental action or judgement which, if pursued, would be likely to have an adverse effect on either Vendor or any of the Purchased Shares and Assets, the Additional Vendor Assets, Esperanza BVI or Esperanza Minerals.  There is no pending or, to the knowledge of either Vendor, threatened expropriation or seizure of any of the Purchased Shares and Assets, the Additional Vendor Assets, the Esperanza BVI Shares, the Esperanza Minerals Shares or the Reliant Shares.  No disputes or negotiations between either Vendor and any community, local, native or indigenous group exist or are threatened or imminent with respect to any of the Additional Vendor Assets which could reasonably be expected to have an adverse effect on either Vendor or any of the Additional Vendor Assets.

3.18.

No Disposal of Undertaking

The transactions contemplated by this Agreement will not constitute a disposal by Esperanza Canada of all or substantially all of Esperanza Canada’s undertaking for purposes of Section 301 of the Act.

3.19.

Commission

The Purchasers will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by either Vendor or an affiliate thereof.

3.20.

Full Disclosure

None of the foregoing representations and warranties and no document furnished by or on behalf of either Vendor to the Purchasers in connection with the negotiation of the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser under this Agreement seeking full information as to Esperanza Canada, Esperanza BVI, Esperanza Minerals, Reliant and their respective properties and assets and businesses and as to Esperanza Peru and the Additional Vendor Assets.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers represent and warrant to the Vendors as follows and acknowledge that the Vendors are relying upon such representations and warranties in entering into this Agreement.

4.1.

Corporate Matters

(a)

SSRI is a corporation duly incorporated and validly existing under the laws of British Columbia.  SSRI is duly qualified, authorized or licensed to conduct its business and is in good standing with respect to the filing of annual returns under the laws of British Columbia.  No proceedings have been taken or authorized by SSRI or, to SSRI’s knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of SSRI.

(b)

Reliant is a corporation duly incorporated and validly existing under the laws of Peru.  Reliant is duly qualified, authorized or licensed to conduct its business and is in good standing with respect to the filing of annual returns under the laws of Peru.  No proceedings have been taken or authorized by Reliant or, to Reliant’s knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Esperanza.

(c)

Each Purchaser has all necessary corporate power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is or will be a party and has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is or will be a party.

(d)

This Agreement has been, and each Closing Document to which each Purchaser will be a party, when executed and delivered, will be, duly executed and delivered by such Purchaser, and this Agreement constitutes, and each Closing Document to which such Purchaser is or will be a party, when executed and delivered, will constitute, a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

4.2.

Title to Esperanza Shares

SSRI is the registered holder and the sole beneficial owner of the Esperanza Shares and has good and marketable title to the Esperanza Shares, free and clear of all Encumbrances.  Except for this Agreement, SSRI is not a party to any agreement with respect to the sale or disposition of the Esperanza Shares.

4.3.

Commission

The Vendors will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by the Purchasers.

4.4.

Data

All Data with respect to the JV Property which was at any time in the possession or control of SSRI has been made available to Esperanza Canada.

4.5.

Full Disclosure

None of the foregoing representations and warranties and no document furnished by or on behalf of SSRI in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a Vendor seeking such information regarding SSRI.

ARTICLE 5.
SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

5.1.

Survival of Representations and Warranties

The representations and warranties contained in this Agreement, in any schedule hereto, in any documents to be executed and delivered pursuant to this Agreement and in any documents executed and delivered in connection with the completion of the transaction contemplated herein shall survive the Closing of the transaction contemplated herein, notwithstanding such Closing and notwithstanding any investigations made by or on behalf of the Parties or the waiver of any condition precedent by the Purchasers or the Vendors, as the case may be, and shall continue in full force and effect from the Closing Date, for a period of (and claims based upon or arising out of such representations and warranties may be asserted at any time before the date which shall be) two (2) years following the Closing Date, except with respect to:

(a)

the representations and warranties contained in Sections , , , , , , ,  and  hereof, which will survive indefinitely;

(b)

the representations and warranties contained in Section , which will survive until sixty (60) days have elapsed following the date upon which no assessment, reassessment or other document assessing liability for tax, interest or penalties may be issued in respect of Reliant, Esperanza BVI, Esperanza Minerals or any of the Vendors in respect of any taxation year ended prior to the Closing Date or any taxation year in which the Closing Date occurs, pursuant to any applicable tax legislation;

(c)

the representations and warranties contained in Section  hereof, which will survive until ten years after the Closing Date; and

(d)

a claim for breach of any of the representations and warranties by a Party in or pursuant to this Agreement involving fraud or fraudulent misrepresentation on the part of such Party may be made against such Party at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

The Parties acknowledge that if notice regarding any matter contemplated in this  is given by any Party, acting in good faith, to any other Party within the relevant time period specified in this  and if before such matter has been fully dealt with pursuant to this Agreement, the relevant time period would expire, the time period in question shall be deemed to be extended (with respect to such matter only) until such matter has been fully dealt with pursuant to this Agreement.

5.2.

Knowledge of the Vendors

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the “knowledge” of either Vendor, it shall be deemed to refer to,

(a)

in the case of Esperanza Peru, the knowledge of William J. Pincus, the Chief Executive Officer of Esperanza Canada; and

(b)

in the case of Esperanza Canada, the knowledge of William J. Pincus, the Chief Executive Officer of Esperanza Canada,

in each case, after having made reasonable due enquiry into the relevant subject matter.

ARTICLE 6.
RELIANCE

6.1.

Reliance by the Purchasers

The Vendors acknowledge and agree that the Purchasers are relying on the representations, warranties, covenants and obligations of the Vendors contained in this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchasers and that no investigations that have been or may be made by or on behalf of either Purchaser will limit or extinguish the rights of the Purchasers with respect to any misrepresentation or breach of any warranty, covenant or obligation of any or all the Vendors.

6.2.

Reliance by the Vendors

The Purchasers acknowledges and agrees that the Vendors are relying on the representations, warranties, covenants and obligations of the Purchasers contained in this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendors and that no investigations that have been or may be made by or on behalf of the Vendors will limit or extinguish the rights of the Vendors with respect to any misrepresentation or breach of any warranty, covenant or obligation of the Purchasers.

ARTICLE 7.
PURCHASERS CONDITIONS PRECEDENT

7.1.

Conditions of the Purchasers

The Purchasers shall be obliged to complete the Closing only if each of the conditions precedent set out in the following Sections of this  have been satisfied in full at or before the Closing Time.  Each such condition precedent is for the exclusive benefit of the Purchasers, and the Purchasers may waive any condition precedent in whole or in part in writing.

7.2.

Accuracy of Representations and Performance of Covenants

At the Closing Time:

(a)

all of the representations and warranties of the Vendors made in, or pursuant to, this Agreement shall be true and correct at and as of the Closing Time except to the extent that such representations and warranties may be affected by events or transactions expressly permitted by this Agreement; and

(b)

each Vendor shall have observed or performed all of the obligations, covenants and agreements under this Agreement which each Vendor must observe or perform at or before the Closing Time.

7.3.

Releases

On or before the Closing Time, the Purchasers shall have received duly executed releases, in registerable form where applicable, of, or evidence to the satisfaction of the Purchasers as to, any required discharges of Encumbrances against the Purchased Shares and Assets (other than those Encumbrances arising from SSRI’s activities on or related to the JV Assets and JV Property), the Additional Vendor Assets, the Esperanza Minerals Shares and the Reliant Shares such that the Purchased Shares and Assets shall be free and clear of all Encumbrances (other than those Encumbrances arising from SSRI’s activities on or related to the JV Assets and JV Property) from and after the Closing Time and the Additional Vendor Assets, the Esperanza Minerals Shares and the Reliant Shares shall be free of all Encumbrances from and after the Closing Time.

7.4.

Compliance with Regulatory Requirements

The Vendors shall be in compliance with all regulatory requirements arising under Securities Laws related or applicable to the transactions contemplated hereby, the Purchased Shares and Assets and Additional Vendor Assets or the Vendors, including without limitation, any consents, approvals, Orders and authorizations of any Governmental Authority arising under Securities Laws.  Without limiting the generality of the foregoing, Esperanza Canada shall have obtained minority approval of the transactions contemplated hereby at the Special Meeting as contemplated by Section 5.6 and Part 8 of Multilateral Instrument 61-101.

7.5.

Consents, Authorizations, Orders and Registrations

All consents, approvals, Orders and authorizations of any Governmental Authority and other Persons, (or registrations, declarations, filings or recordings with any of them) as set out in Schedule  shall have been obtained by the Vendors, made or waived, and all applicable waiting periods shall have expired or been the subject of early termination.

7.6.

Litigation

There shall not be pending any litigation or proceeding against either Purchaser or either Vendor brought by any Governmental Authority or any other Person that seeks to restrain, materially modify or invalidate the transactions contemplated by this Agreement and no Order that would prohibit, materially modify or restrain such transactions shall be in effect.

7.7.

Receipt of Closing Documentation

The Purchasers shall have received the Closing Documents required to be delivered by each Vendor to the Purchasers pursuant to Section  or any other provision of this Agreement in form (as to certification and otherwise) and substance satisfactory to the Purchasers and their counsel, acting reasonably.

7.8.

Material Adverse Effect

No Material Adverse Effect shall have occurred during the Interim Period with respect to the Purchased Shares and Assets and the Additional Vendor Assets.

ARTICLE 8.
VENDORS’ CONDITIONS PRECEDENT

8.1.

Conditions of the Vendors

The Vendors shall be obliged to complete the Closing only if each of the conditions precedent set out in the following Sections of this  have been satisfied in full at or before the Closing Time.  Each such condition precedent is for the exclusive benefit of the Vendors, and the Vendors may waive any condition precedent in whole or in part in writing.

8.2.

Accuracy of Representations and Performance of Covenants

At the Closing Time:

(a)

all of the representations and warranties of the Purchasers made in, or pursuant to, this Agreement shall be true and correct in all material respects  at and as of the Closing Time, except to the extent that such representations and warranties may be affected by events or transactions expressly permitted by this Agreement; and

(b)

each Purchaser shall have observed or performed all of the obligations, covenants and agreements under this Agreement which it must observe or perform at or before the Closing Time.

8.3.

Compliance with Regulatory Requirements

Esperanza Canada shall have obtained minority approval of the transactions contemplated hereby at the Special Meeting as contemplated by Section 5.6 and Part 8 of Multilateral Instrument 61-101.

8.4.

Litigation

There shall not be pending any litigation or proceeding against either Purchaser or either Vendor brought by any Governmental Authority or any other Person that seeks to restrain, materially modify or invalidate the transactions contemplated by this Agreement and no Order that would prohibit, materially modify or restrain such transactions shall be in effect.

8.5.

Receipt of Closing Documentation

Each of the Vendors shall have received the Closing Documents required to be delivered by the Purchasers to the Vendors pursuant to Section  in form (as to certification and otherwise) and substance satisfactory to the Vendors and their counsel, acting reasonably.

ARTICLE 9.
PRE-CLOSING COVENANTS OF THE PARTIES

9.1.

Conduct of Business Prior to Closing

During the Interim Period, except as required by Applicable Laws or any Governmental Authority, the Vendors shall conduct their respective businesses with respect to the Purchased Shares and Assets and the Additional Vendor Assets only in the ordinary course consistent with past practice and in compliance with all Applicable Laws and Licenses.  Without limiting the generality of the foregoing, the Vendors shall:

(a)

use all reasonable efforts to preserve the Purchased Shares and Assets and Additional Vendor Assets intact and maintain the Additional Vendor Assets in accordance with standard industry practice;

(b)

not allow any of the Purchased Shares and Assets or Additional Vendor Assets to become subject to any Encumbrance;

(c)

not sell, lease, license, transfer or otherwise dispose of, or agree to sell, lease, license, transfer or otherwise dispose of, any of the Purchased Shares and Assets or Additional Vendor Assets;

(d)

make all necessary Tax, governmental and other filings in a timely fashion;

(e)

not, without the prior written consent of the Purchasers, commence any new capital projects in connection with the Additional Vendor Assets; and

(f)

not, without the prior written consent of the Purchasers, amend, vary, cancel or terminate any of the Additional Contracts, Additional Mineral Rights or the Additional Licenses, or enter into any Contract that would constitute an Additional Contract, or obtain any additional License or Mineral Rights except any renewals or replacements of any of the Additional Licenses or Additional Mineral Rights, as applicable, on substantially the same terms and conditions or as required by Applicable Law.

9.2.

Access

During the Interim Period, the Vendors shall permit the Purchasers and their Representatives to have full access to the books and records of the Vendors, Esperanza BVI and Esperanza Minerals and to all, or to true copies of all, title documents, Additional Licenses, Additional Mineral Rights, Additional Drill Core and Samples and Additional Contracts and shall furnish them with all such information relating to the Purchased Shares and Assets, the Additional Vendor Assets, Esperanza BVI and Esperanza Minerals as the Purchasers may from time to time reasonably request, it being acknowledged and agreed by the Vendors that no investigation made by or on behalf of the Purchasers shall waive or diminish the scope of, or otherwise affect, the Purchasers’ rights to rely on, any representation or warranty made by the Vendors in this Agreement or in any document, instrument, certificate or agreement delivered pursuant to this Agreement.

9.3.

Actions to Satisfy Closing Conditions

Each Party shall use commercially reasonable efforts to satisfy the conditions set forth herein which are for the benefit of the other Parties. The Parties will co-operate in exchanging such information and providing such assistance as may be reasonably required in connection with the foregoing.

9.4.

Consents, Orders and Waivers of Vendor

The Vendors shall, at their own expense, use commercially reasonable efforts to obtain by the Closing Time all consents, Orders or waivers of any Person listed in Schedule  or as otherwise required by Applicable Laws to consummate the transactions contemplated by this Agreement.  Without limitation to the foregoing, Esperanza Canada shall promptly take all actions necessary pursuant to Applicable Laws and its constating documents to convene a special meeting of the shareholders of Esperanza Canada (the “Special Meeting”) scheduled for June 8, 2011, the business of which will include a vote to approve the transactions contemplated hereby by the shareholders of Esperanza Canada other than SSRI and certain other Persons, for the purpose of obtaining minority approval of such transactions as contemplated by Section 5.6 and Part 8 of Multilateral Instrument 61-101.

9.5.

Injunctions

If any court or Governmental Authority having jurisdiction over any of the Parties issues any Order before the Closing Time which would prohibit or materially restrict or hinder the Closing, the Parties shall use their respective commercially reasonable efforts to have such Order dissolved, revoked or otherwise eliminated as promptly as possible and, in any event, prior to the Closing Time.

9.6.

Filings with Governmental Authorities

As soon as practicable after the date of this Agreement, the Parties shall make or cause to be made all filings, notices or requests for consent or approval required to be given or made to any Governmental Authority in connection with the transactions contemplated hereby.  Each Party shall furnish to the other such information and assistance as may reasonably be requested in order to prepare any filings or submissions or notices to be made or given by such other Party.

ARTICLE 10.
CONSENTS NOT RECEIVED BY CLOSING

10.1.

Purchased Assets Held in Trust

If a consent or approval of a third party required to permit the transfer or assignment to the Purchasers of the interests of either Vendor in any of the Purchased Shares and Assets (other than the Esperanza BVI Shares) or the Additional Vendor Assets is not received on or before the Closing, and if, notwithstanding such non-receipt, the Vendors and the Purchasers proceed to complete the sale and the purchase of the Purchased Shares and Assets and Additional Vendor Assets contemplated by this Agreement, the legal transfer or assignment of those Purchased Shares and Assets (other than the Esperanza BVI Shares) or the Additional Vendor Assets in respect of which the required consent has not been received on or before the Closing will not be effective in each case until the applicable consent or approval has been received and such assets will be held by the applicable Vendor following the Closing in trust for the benefit and exclusive use of the applicable Purchaser. The Vendors shall continue to use all commercially reasonable efforts to obtain the required consents and approvals and the Vendor holding such asset shall only make use of such assets in accordance with the directions of the applicable Purchaser.

ARTICLE 11.
CLOSING ARRANGEMENTS

11.1.

Place of Closing

The Closing shall take place on the Closing Date at the Closing Time at the offices of Lawson Lundell LLP, Vancouver, British Columbia, or at such other place as may be agreed upon by the Vendors and the Purchasers.

11.2.

Deliveries by the Vendors

At the Closing Time, the Vendors (as applicable) shall deliver or cause to be delivered to the Purchasers (unless delivered previously) the following documents, agreements, instruments and items, in form and substance satisfactory to the Purchasers and their legal counsel, acting reasonably:

(a)

the transfer agreement public deed with respect to the Additional Vendor Assets, to be executed by Esperanza Peru and Reliant before a Notary Public (notary-at-law) in Lima, Peru;

(b)

a duly executed instrument of transfer relating to the Esperanza BVI Shares containing the name and address of SSRI as transferee of the Esperanza BVI Shares;

(c)

all deeds, bills of sale, conveyances, transfers, assignments, instruments and other documents which are necessary, in the opinion of the Purchasers, to assign, sell and transfer the Purchased Shares and Assets to SSRI, and the Additional Vendor Assets to Reliant, as contemplated by this Agreement, in such form and content as the Purchasers may require (subject to any retention in trust as contemplated in Section ), including, but not limited to, all other documents and instruments necessary to complete the registration of the aforementioned documents in the appropriate public registries in Peru;

(d)

resolutions of the directors of Esperanza BVI, (i) approving the registration of the transfer of the Esperanza BVI Shares from Esperanza Canada to SSRI; (ii) authorising the updating of the register of members of Esperanza BVI to reflect SSRI as the holder of the legal title to the Esperanza BVI Shares; and (iii) approving the issuance to SSRI of a new share certificate evidencing the Esperanza BVI Shares, in accordance with regulation 1.1 of the Articles of Association of Esperanza BVI;

(e)

share certificates evidencing Esperanza Canada as holding title to the Esperanza BVI Shares;

(f)

resolutions of the shareholders of Esperanza Canada (other than SSRI), certified by an officer of Esperanza Canada as true, correct and unamended, approving the transactions contemplated hereby;

(g)

resolutions of the shareholders of Esperanza Peru, duly registered in the Corporations Public Registry of Lima, approving the sale by Esperanza Peru of the Additional Vendor Assets and granting powers of attorney to an officer for the delivery and execution of all deeds, bills of sale, conveyances, transfers, assignments, instruments and other documents which are necessary, to assign, sell and transfer the Additional Vendor Assets to Reliant, including, but not limited to, the transfer agreement public deed with respect to the Additional Vendor Assets, to be executed by Esperanza Peru and Reliant before a Notary Public (notary-at-law in Lima, Peru);

(h)

written resignations of William J. Pincus, J. Stevens Zuker, David L. Miles and Kim C. Casswell as directors and officers (as applicable) of Esperanza BVI, effective as at the Closing Date resigning their office and waiving all claims against Esperanza BVI for loss of office or otherwise and such resignation letters shall be sent to the registered office of Esperanza BVI in accordance with regulation 8.6 of the Articles of Association of Esperanza BVI;

(i)

written resignations of William J. Pincus, J. Stevens Zuker, David L. Miles and Kim C. Casswell as directors and officers (as applicable) of Esperanza Minerals, effective as at the Closing Date resigning their office and waiving all claims against Esperanza Minerals for loss of office or otherwise and such resignation letters shall be sent to the registered office of Esperanza Minerals in accordance with regulation 8.6 of the Articles of Association of Esperanza Minerals ;

(j)

revocation of all powers of attorney granted by Esperanza BVI;

(k)

revocation of all existing bank mandates granted by Esperanza BVI;

(l)

a letter in the agreed form signed by Kim C. Casswell addressed to Orbis Services Limited as registered agent of Esperanza BVI informing them of the change in ownership of Esperanza BVI and instructing them to update the Esperanza BVI’s register of members and to provide a certified true copy of Esperanza BVI’s updated register of members and advising of the change of registered agent of Esperanza BVI to Harneys Corporate Services Limited;

(m)

a letter in the agreed form signed by Kim C. Casswell addressed to Orbis Services Limited as registered agent of Esperanza Minerals informing them of the change of registered agent of Esperanza BVI to Harneys Corporate Services Limited;

(n)

resolutions of the directors of Esperanza BVI (i) noting and accepting the resignation of William J. Pincus, J. Stevens Zuker, David L. Miles and Kim C. Casswell as directors and officers (as applicable) of Esperanza BVI and (ii) appointing Westlaw Limited as director of Esperanza BVI;

(o)

resolutions of the directors of Esperanza Minerals (i) noting and accepting the resignation of William J. Pincus, J. Stevens Zuker, David L. Miles and Kim C. Casswell as directors and officers (as applicable) of Esperanza Minerals and (ii) appointing Westlaw Limited as director of Esperanza Minerals;

(p)

resolution of the directors of Esperanza BVI resolving to change the registered agent and registered office of Esperanza BVI to Harneys Corporate Services Limited;

(q)

resolution of the directors of Esperanza Minerals resolving to change the registered agent and registered office of Esperanza Minerals to Harneys Corporate Services Limited;

(r)

duly notarized resignation of William J. Pincus as a director and officer of Reliant, effective as at the Closing Date and release from William J. Pincus of Reliant;

(s)

release from Esperanza Canada in favour of Esperanza BVI, Esperanza Minerals and Reliant;

(t)

certified copies of the register of members of each of Esperanza BVI and Esperanza Minerals, showing SSRI as the sole shareholder of Esperanza BVI and Esperanza BVI as the sole shareholder of Esperanza Minerals.

(u)

copies of resolutions of the directors of each of the Vendors, certified by an officer of the applicable Vendor as true, correct and unamended, approving this Agreement, authorizing the performance by the applicable Vendor of its covenants and obligations under this Agreement and authorizing the signature or execution and delivery of this Agreement and of any documents required to be signed or executed and delivered by the applicable Vendor under this Agreement, provided that in the case of Esperanza Peru, such resolutions of the board of directors shall be duly registered in the Corporation Public Registry of Lima;

(v)

a certificate of an officer of each Vendor:

(i)

to the effect that the representations and warranties of the applicable Vendor contained in the Agreement and the Closing Documents are true and correct as of the Closing Date (except to the extent that such representations and warranties may be affected by events or transactions expressly permitted by this Agreement) and that the applicable Vendor has performed all of its covenants and agreements to be performed under the Agreement on or prior to the Closing Date; and

(ii)

attaching copies of the signatures of the individuals authorized to sign this Agreement and any of the Closing Documents contemplated herein on behalf of the applicable Vendor and certifying the genuineness of such signatures;

(w)

evidence in form satisfactory to the Purchasers, acting reasonably, that all actions required to be taken by each Vendor prior to Closing pursuant to  have been taken and all consents, approvals, Orders and authorizations required to be obtained by the Vendors for the Closing pursuant to Section  have been obtained;

(x)

a receipt from each of the Vendors acknowledging payment and satisfaction of the Purchase Price and other consideration payable by the Purchasers for the Purchased Shares and Assets and the Additional Vendor Assets, respectively, including without limitation, an acknowledgement of the agreed upon value of each of the NSR Royalty (JV Property) and the NSR Royalty (Additional Real Property);

(y)

a legal opinion of the Vendors’ solicitors in such form and content as approved by the Purchasers’ solicitors, acting reasonably;

(z)

possession of the Purchased Shares and Assets and the Additional Vendor Assets;

(aa)

if not previously delivered to the Purchasers, the original Additional Contracts, Additional Mineral Rights, Additional Licenses, Additional Drill Core and Samples and all books and records related thereto; and

(bb)

such other conveyances, transfers, approvals, documents, instruments or certificates dated as of the Closing Date as would be usual in completing transactions of the nature contemplated by this Agreement or as are reasonably considered by counsel for the Purchasers to be necessary or desirable to consummate the transactions contemplated by this Agreement.

11.3.

Deliveries by the Purchasers

At the Closing Time, the Purchasers shall deliver or cause to be delivered to the Vendors (as applicable and unless delivered previously) the following documents, agreements, instruments or items, in form and substance satisfactory to the Vendors and their legal counsel, acting reasonably:

(a)

share certificates representing the Esperanza Shares a duly completed and guaranteed stock power of attorney transferring the Esperanza Shares to Esperanza Canada and such other documents as may be reasonably required by Esperanza Canada’s registrar and transfer agent;

(b)

$17,000,000 by wire transfer, certified cheque or money order as directed by Esperanza Canada;

(c)

copy of the fully executed public deed dated one day prior to Closing with respect to the NSR Royalty (JV Property) as granted by Reliant to SSRI pursuant to the Royalty Agreement (JV Property);

(d)

an assignment and consent agreement with respect to the assignment, effective as at the Closing, to Esperanza Canada of the rights of SSRI under the Royalty Agreement (JV Property), duly executed by each of SSRI and Reliant;

(e)

a public deed, in registerable form, effecting the assignment by SSRI to Esperanza Canada, effective as at the Closing, of the rights of SSRI under the Royalty Agreement (JV Property), duly executed by SSRI;

(f)

the Royalty Agreement (Additional Real Property), effective as at the Closing, duly executed by Reliant;

(g)

a public deed, in registerable form, with respect to the NSR Royalty (Additional Property) as granted by Reliant;

(h)

releases from Reliant of the directors and officers of Reliant that are resigning at Closing;

(i)

written consent form of Westlaw Limited, the new director of Esperanza BVI;

(j)

written consent form of Westlaw Limited, the new director of Esperanza Minerals;

(k)

copies of resolutions of the directors of Reliant, certified by an officer of Reliant as true, correct and unamended, approving this Agreement, authorizing the performance by Reliant of its covenants and obligations under this Agreement and authorizing the signature or execution and delivery of this Agreement and of any documents required to be signed or executed and delivered by it under this Agreement;

(l)

copies of resolutions of the directors of SSRI, certified by an officer of SSRI as true, correct and unamended, authorizing the transactions contemplated by this Agreement;

(m)

a certificate of an officer of each Purchaser:

(i)

to the effect that the representations and warranties of the applicable Purchaser contained in the Agreement and the Closing Documents are true and correct as of the Closing Date (except to the extent that such representations and warranties may be affected by events or transactions expressly permitted by this Agreement) and that the applicable Purchaser has performed all of its covenants and agreements to be performed under the Agreement on or prior to the Closing Date; and

(ii)

attaching copies of the signatures of the individuals authorized to sign this Agreement and any of the Closing Documents contemplated herein on behalf of the applicable Purchaser and certifying the genuineness of such signatures;

(n)

evidence in form satisfactory to the Vendors, acting reasonably, that all actions required to be taken by the Purchasers prior to Closing pursuant to  have been taken;

(o)

a legal opinion of the Purchasers’ solicitors in such form and content as approved by the Vendors’ solicitors, acting reasonably;

(p)

such other conveyances, transfers, approvals, documents, instruments or certificates dated as of the Closing Date as would be usual in completing transactions of the nature contemplated by this Agreement or as are reasonably considered by counsel for the Vendors, to be necessary or desirable to consummate the transactions contemplated by this Agreement.

11.4.

Concurrent Deliveries

It shall be a condition of the Closing that:

(a)

all matters of payment and the execution and delivery of documents by any party to the others pursuant to the terms of this Agreement pertaining to the purchase and sale of the Purchased Shares and Assets shall be concurrent requirements; and

(b)

all matters of payment and the execution and delivery of documents by any party to the others pursuant to the terms of this Agreement pertaining to the purchase and sale of the Additional Vendor Assets shall be concurrent requirements and shall take place immediately after the completion of the transactions referred to in Section , as part of the Closing.

ARTICLE 12.
POST-CLOSING COVENANTS OF THE PARTIES

12.1.

Vendors’ Obligations and Liabilities

The Vendors shall be responsible for the observance and performance of all obligations and payment of all liabilities relating to each Vendor and the Purchased Shares and Assets and the Additional Vendor Assets other than those to be observed, performed or paid by Reliant as expressly set out in this Agreement.

12.2.

 [section 12.2 intentionally omitted pursuant to section 12.2((3) of National Instrument 51-102 Continuous Disclosure Obligations]

12.3.

Payment of Taxes on Sale and Transfer of Additional Vendor Assets

Reliant shall be responsible for and shall pay when due any land transfer taxes, sales taxes, excise taxes and similar taxes and any registration fees payable in respect of the sale and transfer of the Additional Vendor Assets to Reliant (excluding for greater certainty, any and all Taxes assessed or otherwise demanded by any applicable Governmental Authority from either or both of the Vendors).

12.4.

Additional Area of Interest

The Vendors shall not, and shall ensure that none of their affiliates or other Persons acting on behalf of the Vendors or their affiliates, at any time between the date hereof and the second anniversary of the Closing Date:

(a)

directly or indirectly, stake or otherwise acquire any Mineral Rights, or any interest in or any right to acquire any interest in any Mineral Rights;

(b)

enter into or acquire any Contract, Licence or other right or interest whatsoever; or

(c)

enter into any discussions or negotiations with any community, local, native or indigenous group relating to or in respect of any real property located wholly or partially within the Additional Area of Interest.

ARTICLE 13.
GENERAL TERMINATION PROVISIONS

13.1.

Termination

This Agreement may be terminated at any time at or prior to the Closing (the “Termination Date”):

(a)

in writing, by mutual consent of the Parties;

(b)

by written notice from the Vendors to the Purchasers if any condition set forth in  is not satisfied at the Closing Time, or it becomes apparent to the Vendors (acting reasonably) that any such condition cannot be satisfied at the Closing Time and the Vendors do not waive such condition;

(c)

by written notice from the Purchasers to the Vendors if any condition set forth in  is not satisfied at the Closing Time, or it becomes apparent to the Purchasers (acting reasonably) that any such condition cannot be satisfied at the Closing Time and the Purchasers do not waive such condition; or

(d)

by written notice by the Purchasers or the Vendors if, for any reason other than default hereunder of the Party seeking such termination, the Closing has not occurred on or prior to August 31, 2011, except as such date may be extended by the mutual agreement of the Parties.

13.2.

Termination Procedure

In the event of the termination of this Agreement pursuant to Section , written notice of termination shall forthwith be given by the Party so terminating to the other Party, and this Agreement shall terminate without further action by any Party.  If this Agreement is terminated pursuant to Section :

(a)

all Information received by any Party shall be treated as confidential;

(b)

each Party shall promptly and, in any event, within five (5) Business Days of receipt of a written request from the other Party, deliver to the other Party or, if so requested by the other Party, destroy, all tangible Information, and erase all Information in electronic form furnished by the other Party, its affiliates, and their respective Representatives to the Party or its Representatives, without retaining copies thereof.  In such event, within the same time period, the Party shall destroy or erase, as the case may be, all other documents or records constituting or containing Information created by or for the Party or its Representatives, unless prepared exclusively from publicly available information.  Upon request, the Party shall deliver to the other Party a certificate confirming in writing its compliance with this clause;

(c)

all filings, applications and other submissions made pursuant to this Agreement shall, to the extent practicable, be withdrawn from the Governmental Authority or other Person to which made; and

(d)

the obligations provided for in this Section  and Section  shall survive any such termination.

13.3.

Effect of Termination

(a)

If this Agreement is terminated pursuant to Sections  or  by the Party entitled to the benefit of the conditions referred to in said Sections (the “First Party”):

(i)

the First Party shall be released from all obligations hereunder unless the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the First Party or have not been satisfied by reason of a default by the First Party hereunder, and except as otherwise provided herein to the contrary; and

(ii)

then the other Party shall also be released from all obligations hereunder unless the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party or have not been satisfied by reason of a default by the other Party hereunder, and except as otherwise provided herein to the contrary.

(b)

If this Agreement is terminated pursuant to any other subsection of Section , there shall be no liability or obligation hereunder on the part of the Vendors or the Purchasers or any of their respective affiliates or Representatives, except for liability arising from a wilful or negligent breach of this Agreement in which case each Party will retain all remedies against the other Party, and except as otherwise provided herein to the contrary.

ARTICLE 14.
INDEMNIFICATION

14.1.

Definitions

As used in this :

“Claim” means any act, omission or state of facts and any demand, action, suit, proceeding, claim, assessment, judgement or settlement or compromise relating thereto which may give rise to a right to indemnification under Sections  or ;

“Claim Notice” means a written notice of a Claim specifying in reasonable detail the specific basis of the Claim, the specific nature of the Losses and the estimated amount of such Losses;

“Direct Claim” means any Claim by an Indemnified Party against an Indemnifier which does not result from a Third Party Claim;

“Indemnifier” means any Party obligated to provide indemnification under this Agreement;

“Indemnified Party” means any Person entitled to indemnification under this Agreement;

“Indemnity Payment” means any amount of Loss required to be paid pursuant to Sections  or ;

“Loss” means any and all actual loss, liability, damage, cost, expense, charge, fine, penalty or assessment, resulting from or arising out of any Claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgement, settlement or compromise relating thereto and all interest, fines and penalties and reasonable legal fees and expenses incurred in connection therewith, but excluding any indirect, consequential, special, punitive or exemplary damages including loss of profit or revenue, any multiple of reduced cash flow, interference with operations, or loss of lenders, investors or buyers; and

“Third Party Claim” means any Claim asserted against an Indemnified Party that is paid or payable to, or claimed by, any Person who is not a Party or an affiliate of a Party.

14.2.

Indemnification by Vendors

Subject to the limits set forth in Section  hereof, the Vendors shall jointly and severally indemnify, defend and save harmless the Purchasers and their respective directors, officers and employees from and against any and all Loss suffered or incurred by them (which for certainty, shall include, without limitation, any Loss suffered or incurred by Esperanza BVI, or Esperanza Minerals or Reliant), as a result of, or arising in connection with:

(a)

any breach of a representation or warranty or any false statement made or given by either Vendor hereunder in respect of which a Claim Notice is properly given to either Vendor within the survival period set forth in Section  with respect to such representation, warranty or statement;

(b)

any failure by either Vendor, Esperanza BVI, Esperanza Minerals or Esperanza Exploration to observe or perform any covenant or obligation contained in this hereunder;

(c)

any of the Retained Liabilities;

(d)

the presence or existence of, or release of, any Hazardous Substances on, in, under, from or around the Additional Real Property (whether owned, leased, occupied, controlled or licensed) and the migration of Hazardous Substances to or from the Additional Real Property, in either case, caused by or resulting from any act, activity or omission by, or obligation of, Esperanza Peru or any affiliate thereof;

(e)

any and all Taxes assessed upon or demanded from SSRI, Esperanza BVI, Esperanza Minerals or Reliant or which any of SSRI, Esperanza BVI, Esperanza Minerals or Reliant is or becomes liable to pay arising in respect of, by reference to or in consequence of:

(i)

any act, omission, event, occurrence or transaction involving any of the Vendors, Esperanza BVI, Esperanza Minerals or any Affiliate thereof occurring or deemed to occur on or before Closing including, without limitation, the transactions contemplated under this Agreement,

(ii)

any income, profits, gains or windfalls earned, accrued or received, or deemed to be earned, accrued or received by any of the Vendors, Esperanza BVI, Esperanza Minerals or any Affiliate thereof, on or before Closing, including, without limitation, resulting from the transactions contemplated under this Agreement; and

(iii)

the Pre-Closing Reorganization and any and all of the transactions contemplated thereby;

(f)

without limiting the generality of Section , the Pre-Closing Reorganization and any and all of the transactions contemplated thereby; and

(g)

any and all indebtedness, obligations and liabilities (whether direct or indirect, disclosed or undisclosed, known or unknown, determined or undetermined, absolute or contingent or otherwise) of Esperanza BVI and Esperanza Minerals, including without limitation, those set out in Schedule , existing, related or pertaining to the period up to and including the Closing.

14.3.

Indemnification by the Purchasers

Subject to the limits set forth in Section  hereof, the Purchasers shall indemnify, defend and save harmless the Vendors and their respective directors, officers and employees from and against any and all Loss suffered or incurred by them, as a result of, or arising in connection with:

(a)

any breach of a representation or warranty or any false statement made or given by the Purchasers hereunder in respect of which a Claim Notice is properly given to the Purchasers within the survival period set forth in Section  with respect to such representation, warranty or statement; or

(b)

any failure by the Purchasers to observe or perform any covenant or obligation contained hereunder.

14.4.

Agency for Representatives

The Purchasers and each of the Vendors agree that it accepts each indemnity in favour of its Representatives as agent and trustee of each such Representative.  Each Party agrees that an Indemnified Party may enforce an indemnity in favour of any of that Party’s Representatives on behalf of each such Representative.

14.5.

Indemnification Procedure

If a Third Party Claim is made, the following procedures shall be followed:

(a)

Promptly after receipt by an Indemnified Party of notice of a Third Party Claim, such Indemnified Party shall provide a Claim Notice to the Indemnifier.

(b)

The Indemnifier shall have the right, upon written notice delivered to the Indemnified Party within thirty (30) days after receipt of the Claim Notice, to assume the defence of such Third Party Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the reasonable fees and disbursements of such counsel, provided that the Indemnifier has acknowledged its liability hereunder for the Third Party Claim and any and all Losses arising therefrom and has furnished such security or other assurances as the Indemnified Party may reasonably request in connection therewith.  The Indemnified Party shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifier and may participate in such defence assisted by counsel of its own choice at its own expense.

(c)

If the Indemnifier declines or fails to assume the defence of the Third Party Claim on the terms provided above within such thirty (30) day period, the Indemnified Party may, at its option, employ counsel to represent or defend it in any such Third Party Claim and, if such Third Party Claim is a matter with respect to which the Indemnified Party is entitled to receive payment from the Indemnifier for the Loss in question, the Indemnifier will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifier will not be required to pay the fees and disbursements of more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single Third Party Claim.

(d)

In any Third Party Claim with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifier, whichever is not assuming the defence of such action, shall have the right to participate in such matter and to retain its own counsel at such Party’s own expense. The Indemnifier and the Indemnified Party, as the case may be, shall at all times use all reasonable efforts to keep each other reasonably apprised of the status of any matter the defence of which they are maintaining and to co-operate in good faith with each other with respect to the defence of any such matter.

(e)

The Indemnified Party may not make any admission of liability or settle or compromise any Third Party Claim or consent to the entry of any judgement with respect to such Third Party Claim without the prior written consent of the Indemnifier, such consent not to be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifier shall not enter into any compromise or settlement of any Third Party Claim or conduct any related legal or administrative proceeding, in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party.

(f)

Notwithstanding the foregoing provisions of this Section , the Indemnified Party shall have the sole and exclusive right to participate in or assume control of the negotiation, settlement or defence of a Third Party Claim if:

(i)

in the case of a Claim for indemnification by the Purchasers involving or relating, directly or indirectly and in any manner whatsoever, any challenge is made to, or claim is made against, the SSRI’s right, title or interest in and to any of the Purchased Shares and Assets or Reliant’s right, title or interest in and to any of the Additional Vendor Assets; or

(ii)

the Third Party Claim seeks any injunctive or other relief (other than monetary damages) against the Indemnified Party,

in which case, the Indemnifier shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim but shall have the right to participate in the negotiations, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf and at its expense.

(g)

If any Third Party Claim is of a nature such that the Indemnified Party is required by Applicable Law to make a payment to any Person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifier shall, forthwith after demand and provision of such reasonable evidence of such payment by the Indemnified Party, reimburse the Indemnified Party for such payment.  If the amount of any Loss of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount that was paid by the Indemnifier to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifier Party.

(h)

Notwithstanding anything in this Agreement to the contrary, if pursuant to this Agreement or any document, instrument or agreement delivered pursuant to this Agreement, a Vendor becomes obligated to pay any sum of money to the a Purchaser including any amount as to which the Vendors are obligated to indemnify the Purchasers pursuant to any provision of this , then such sum may, at the election of the Purchasers, and without limiting or waiving any right or remedy of the Purchasers under this Agreement or any document, instrument or agreement delivered pursuant to this Agreement, be set off against and applied to any sum of money owed by either Purchaser to such Vendor until such amount has been completely set off.

(i)

The provisions of this Section  are intended to set out the procedures to be followed with respect to an Third Party Claim and nothing contained in this Section  will derogate from the Indemnifier’s obligations to indemnify the Indemnified Party.  This Section  is subject to the provisions of Section .

14.6.

Failure to Give Timely Notice of Third Party Claim

The failure to provide a Claim Notice of a Third Party Claim to the Indemnifier shall relieve the Indemnifier from liability under this Agreement with respect to such Third Party Claim only if, and only to the extent that, such failure to provide a Claim Notice to the Indemnifier results in (i) the forfeiture by the Indemnifier of rights and defences otherwise available to the Indemnifier with respect to such Third Party Claim, (ii) material prejudice to the Indemnifier with respect to such Third Party Claim, or (iii) the loss of any right by the Indemnifier to recover any payment under its applicable insurance coverage.

14.7.

Liability Limits

(a)

General Liability Limits

Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifier’s obligation to indemnify, defend and hold an Indemnified Party harmless shall be limited as follows:

(i)

for the purposes of computing the aggregate amount of Losses incurred by the Indemnified Party, the amount of the Losses in respect of a Claim shall be deemed to be an amount equal to, and any Indemnity Payments by the Indemnifier shall be limited to, the amount of Losses that remain after deducting therefrom any third party insurance and any indemnity, contributions or other similar payment payable by any third party with respect thereto; and

(ii)

in any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which the Indemnifier has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnifier the amount so recovered except to the extent that such amount has already been deducted in calculating the Indemnity Payment pursuant to Section  (after deducting therefrom the full amount of the expenses incurred by the Indemnified Party in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnifier to or on behalf of the Indemnified Party in respect of such matter, and (ii) any amount expended by the Indemnifier in pursuing or defending any claim arising out of such matter.

(b)

Reasonable Steps to Mitigate

The Indemnified Party will take all reasonable steps to mitigate all Losses, including availing itself of any defences, limitations, rights of contribution, claims against third Persons and other rights at law or equity, and will provide such evidence and documentation of the nature and extent of the Loss as may be reasonably requested by the Indemnifier.

14.8.

Non-Exclusive Remedy

The obligations of the Parties to indemnify one another under this Agreement shall not limit any other rights or remedies which the Parties may have under statute or common law or in equity.

ARTICLE 15.
GENERAL

15.1.

Expenses

Except as otherwise provided herein, each Party shall pay all expenses it incurs in authorizing, preparing, negotiating, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other Representatives.

15.2.

Notices

Method of Delivery.  Any notice, demand or other communication (in this Section, a “notice”) required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

(a)

delivered in person (including by courier) during normal business hours on a day which is a Business Day at the place of delivery and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below; or

(b)

sent by fax transmission which produces a paper record during normal business hours on a day which is a Business Day at the place of receipt;

(c)

in the case of a notice to either Vendor, addressed to it at:

Esperanza Resources Corp.

c/o Seabord Services Corp.

Suite 300 – 570 Granville Street

Vancouver, British Columbia, V6C 3P1

Attention:

President & Chief Executive Officer

Fax No.:

604-688-1157

With a copy, which shall not constitute notice, to:

Northwest Law Group
Suite 950 – 650 West Georgia Street
Vancouver, British Columbia

Attention:

Michael F. Provenzano

Fax No.:

604-687-6650

(d)

in the case of a notice to SSRI or Reliant, addressed to it at:

Silver Standard Resources Inc.
Suite 1400 – 999 West Hastings Street
Vancouver, British Columbia, V6C 2W2

Attention:

President & Chief Executive Officer

Fax No.:

604-689-3847

with a copy, which shall not constitute notice, to:

Lawson Lundell LLP
Suite 1600 – 925 West Georgia Street
Vancouver, British Columbia, V6C 3L2

Attention:

Jerrold W. Schramm

Fax No.:

604-669-1620

Deemed Delivery.  Each notice sent in accordance with this Section  shall be deemed to have been received:

(e)

in the case of personal delivery, if delivered before 5:00 p.m., on the day it was delivered, if that day was a Business Day in the place of delivery, otherwise, on the first day thereafter which is a Business Day at the place of delivery; or

(f)

in the case of fax transmission, on the same day that it was sent if the machine from which it was sent receives the answer back code of the party to whom it was sent before 5:00 p.m. (recipient’s time) on such day, if such day was a Business Day in the place of receipt, otherwise on the first day thereafter which is a Business Day at the place of receipt.

Any Party may change its address for notice by giving notice to the other Parties.

15.3.

Confidentiality and Public Announcements

All Information with respect to this Agreement, the transactions contemplated hereby and all negotiations, discussions and actions related hereto shall be treated by the Parties as confidential Information.  Before the Closing Date, neither Party shall make any public statement or issue any media release concerning the transactions contemplated by this Agreement without the prior written consent of the other Party except as may be necessary to comply with the requirements of Applicable Laws.  If any such public statement or release is so required, the Party making such disclosure shall first consult with the other Party prior to making such statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree upon the text for such statement or release which is satisfactory to both Parties.  If a Party becomes legally compelled to make any public statement or issue a media release, such Party shall provide the other Party with prompt written notice so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section .

15.4.

Amendment

This Agreement may be amended, modified or supplemented only by the written agreement of both Parties.

15.5.

Waiver of Rights

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if such waiver is in writing and signed by the Party giving such waiver, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

15.6.

Assignment

No Party may assign any rights or benefits under this Agreement to any Person without the prior written consent of the other Parties.  In addition, unless otherwise agreed in writing by SSRI, upon a sale by Esperanza Canada of all or substantially all of its assets, the purchaser of such assets must assume the obligations of Esperanza Canada hereunder.  This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any Party) and permitted assigns.

15.7.

Tender

Except as expressly provided in this Agreement, any tender of documents or money hereunder may be made upon the relevant Party or its counsel and money shall be tendered by wire transfer of immediately available funds to such bank account as shall be designated in writing by the recipient at least three (3) Business Days prior to the payment date, or to the trust account of the recipient Party’s solicitor if the recipient has not designated an account by that time.

15.8.

Third Party Beneficiaries

Nothing in this Agreement or in any Closing Document is intended expressly or by implication to, or shall, confer upon any Person, other than the Parties and their Representatives, any rights or remedies of any kind.

15.9.

Further Assurances

Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments and transfers and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done or executed, in order to give full effect to the provisions of this Agreement and each Closing Document.

15.10.

Counterparts

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement and notwithstanding their date of execution shall be deemed to be executed on the date first written above.  The delivery of an executed counterpart copy of this Agreement by facsimile or other electronic means shall be deemed to be the equivalent of the delivery of an original executed copy thereof.

IN WITNESS WHEREOF this Asset Purchase Agreement has been executed by the parties hereto.

ESPERANZA RESOURCES CORP. (signed) Per: _____________________________ William Pincus	SILVER STANDARD RESOURCES INC. (signed) Per: _______________________________ John Smith
ESPERANZA SILVER PERU S.A.C (signed) Per:_______________________________ Julio Cesar Mendozo Fiestos	RELIANT VENTURES S.A.C. (signed) Per: _______________________________ Tom Yip

SCHEDULE 1.1(b)

MAP OF ADDITIONAL AREA OF INTEREST

[Intentionally omitted pursuant to section 12.2((3) of National Instrument 51-102 Continuous Disclosure Obligations]

SCHEDULE 1.1(c)

ADDITIONAL CONTRACTS

None.

SCHEDULE 1.1(e)

ADDITIONAL LICENCES

None.

SCHEDULE 1.1(f)

ADDITIONAL MINERAL RIGHTS

Claim	Department	Date of Petition	INACC Code	Resolucion	Date	Hectares	Status

PUCARANRA DOS	Ancash	8-May-07	01-02770-07	1153-2007-INGEMMET/PCD/PM	9/12/2007	700.00	Titled
PUCARANRA UNO	Ancash	8-May-07	01-02769-07	1305-2007-INGEMMET/PCD/PM	9/25/2007	1,000.00	Titled
PUCARANRA TRES	Ancash	1-Feb-08	01-00911-08	2332-2008-INGEMMET/PCD/PM	7/30/2008	400.00	Titled

SCHEDULE 1.1(jj)

PROPERTIES FORMING PART OF JV PROPERTY

No. on Map	Concession	Name	Department	Province	District	Hectares	Grant Date
13	01-02656-05	Cahuaran Dos	Ancash	Yungay	Shupluy	882.1297	03-Nov-05
14	01-02657-05	Cahuaran Tres	Ancash	Yungay	Shupluy	1000	09-Nov-05
15	01-02658-05	Cahuaran Uno	Ancash	Yungay	Shupluy	1000	03-Nov-05
28	01-00634-04	Don Simon 1	Ancash	Huaraz	Cochabamba	300	26-May-04
42	01-02455-05	EPZ Cuatro	Ancash	Yungay	Shupluy	699.8284	24-Nov-05
43	01-0120205	EPZ Dos	Ancash	Huaraz	Pariacoto	600	01-Sep-05
44	01-0160305	EPZ Tres	Ancash	Yungay	Shupluy	600	15-Aug-05
45	01-0120305	EPZ Uno	Ancash	Yungay	Shupluy	600	31-Aug-05
54	01-02281-06	Huanchuy	Ancash	Huaraz	Cochabamba	700	12-Oct-06
68	01-02356-06	Llanapaccha Dos	Ancash	Huaraz	Pira	1000	17-Aug-06
69	01-02355-06	Llanapaccha Uno	Ancash	Huaraz	Pira	1000	25-Aug-06
95	01-02358-06	Ochiapampa Dos	Ancash	Huaraz	Pariacoto	1000	17-Aug-06
96	01-02357-06	Ochiapampa Uno	Ancash	Huaraz	Pariacoto	1000	25-Aug-06
116	01-02779-05	Pumahuillca Uno	Ancash	Yungay	Shupluy	500	23-Mar-06
117	01-02354-06	Rajuyoc Oeste	Ancash	Huaraz	Pira	1000	15-Aug-06
131	01-01971-07	Shuras Dos	Ancash	Yungay	Cascapara	1000	14-Aug-07
132	01-02407-07	Shuras Tres	Ancash	Huaraz	Cochabamba	900	05-Sep-07
133	01-01970-07	Shuras Uno	Ancash	Huaraz	Cochabamba	1000	09-Aug-07
135	01-02785-05	Sieren Dos	Ancash	Yungay	Shupluy	1000	24-Nov-05
136	01-02284-06	Sieren Norte	Ancash	Yungay	Shupluy	992.3955	24-May-06
137	01-00014-06	Sieren Tres	Ancash	Yungay	Shupluy	700	04-Apr-06
138	01-02782-05	Sieren Uno	Ancash	Yungay	Shupluy	1000	30-Nov-05
139	01-02495-05	Sol de Oro Leon	Ancash	Huaraz	Cochabamba	600	09-Nov-05
143	01-00651-08	Teclio Cuatro	Ancash	Yungay	Cascapara	300	12-Aug-08
144	01-02360-06	Teclio Dos	Ancash	Yungay	Cascapara	900	16-Aug-06
145	01-02408-07	Teclio Tres	Ancash	Yungay	Cascapara	663.979	11-Oct-07
146	01-02359-06	Teclio Uno	Ancash	Yungay	Cascapara	600	16-Oct-06
148	01-02781-05	Tocash Dos	Ancash	Huaraz	Pariacoto	1000	11-Nov-05
149	01-02783-05	Tocash Uno	Ancash	Huaraz	Pariacoto	1000	24-Nov-05
151	01-02406-07	Tunancancha Uno	Ancash	Huaraz	Cochabamba	1000	07-Sep-07
152	01-02780-05	Ushno Dos	Ancash	Huaraz	Cochabamba	800	10-Mar-06
153	01-00015-06	Ushno Tres	Ancash	Huaraz	Cochabamba	600	17-Aug-06
154	01-02784-05	Ushno Uno	Ancash	Huaraz	Pariacoto	900	30-Nov-05
159	01-01922-08	Yanacoto Cinco	Ancash	Carhuaz	Carhuaz	1000	08-Aug-08
160	01-02410-07	Yanacoto Cuatro	Ancash	Carhuaz	Ataquero	700	25-Sep-07
161	01-02283-06	Yanacoto Dos	Ancash	Carhuaz	Carhuaz	1000	16-Aug-06
162	01-01923-08	Yanacoto Seis	Ancash	Carhuaz	Carhuaz	1000	11-Aug-08
163	01-01924-08	Yanacoto Siete	Ancash	Carhuaz	Carhuaz	900	15-Jan-08
164	01-02282-06	Yanacoto Tres	Ancash	Carhuaz	Carhuaz	1000	17-Aug-06
165	01-02285-06	Yanacoto Uno	Ancash	Carhuaz	Carhuaz	1000	21-Aug-06

SCHEDULE 2.4(b)

ROYALTY AGREEMENT (ADDITIONAL REAL PROPERTY)

NET SMELTER RETURNS ROYALTY AGREEMENT
(Additional Real Property)

THIS AGREEMENT made as of July ____, 2011

BETWEEN:

ESPERANZA SILVER PERU S.A.C., a corporation existing under the laws of Peru

(“Esperanza Peru”)

AND:

RELIANT VENTURES S.A.C., a corporation existing under the laws of Peru

(“Reliant”)

WITNESSES THAT for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Parties agree as follows:

1.

DEFINITIONS AND INTERPRETATION

Where used in this Agreement, the following terms have the meanings ascribed to them as follows:

(a)“

Business Day” means a day which is not a Saturday or Sunday or a statutory holiday in the Province of British Columbia or in Lima, Peru.

(b)

“Effective Date” means the date of this Agreement.

(c)

“Governmental Authority” means any domestic or foreign government whether federal, provincial, state, local or municipal and any governmental agency, governmental authority, governmental tribunal, court, governmental commission (including a securities commission) of any kind whatsoever, any subdivision, agency, commission, board or authority of any of the foregoing or any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the amount of any of the foregoing or any stock exchange or securities commission, having jurisdiction;

(d)

“Law” or “Laws” means all applicable federal, provincial and local laws (statutory or common), rules, ordinances, treaties, regulations, judgments, decrees, or other valid governmental restrictions.  Laws shall also include the decisions and authority of any Governmental Authority having jurisdiction and all applicable judicial and administrative and regulatory decrees pertaining thereto including licences and permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

(e)

“Net Smelter Returns” means the net amount of actual proceeds received by Royalty Payor for its own account from the sale of ore, or ore concentrates of other products from the Property to a smelter or other ore purchaser after deduction of the total of the following:

(i)

all smelter charges, refining charges, tolling charges or ore treatment charges including any such costs from a custom smelter, all representation expenses, metal losses, penalties, umpire charges, processor deductions, fees and other expenses, costs and charges of any nature whatsoever (including those based on a fixed or sliding scale) made by the purchaser of ore or concentrates;

(ii)

all sales, use, gross receipts, customs duties, severance, value added taxes, production, ad valorem and other taxes and governmental charges, if any, payable with respect to the existence, severance, production, removal, sale, processing, transportation, or disposition of products from the Property that are paid or incurred by Royalty Payor (excluding taxes on income of the Royalty Payor);

(iii)

any and all transportation and insurance costs which may be incurred in connection with the transportation of ore or concentrates from the Property (whether deducted from the sales revenue or are charged against Royalty Payor), including shipping, freight, stockpiling, storage, warehousing, handling, port, demurrage, delay and forwarding expenses and transaction taxes and all other costs incurred by Royalty Payor after the ores, metals, concentrates or other minerals leave the Property; and

(iv)

costs and fees of sales, insurance, consignment, agency fees and sales brokerage, and any discounts or rebates given to customers for off-specification or damaged product that are paid or incurred by Royalty Payor.

(f)

“Net Smelter Returns Royalty” means the production royalty to be paid pursuant to this Agreement calculated by the amount of Net Smelter Returns for the applicable period, multiplied by 1% for the applicable period.

(g)

“Party” means Royalty Payor or Royalty Holder and “Parties” means Royalty Payor and Royalty Holder, collectively.

(h)

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, firm, estate, Governmental Authority, or other entity.

(i)

“Property” means the mineral concessions listed in Part 1 of Schedule A and shall include any renewal thereof and any other form of successor or substitute title thereto or tenure derived therefrom and any mineral concessions, leases or other form of mineral tenure which may replace the same (but in each case, limited to that area of land comprising the mineral concessions listed in Part 1 of Schedule A as of the Effective Date).

(j)

“Royalty Holder” shall mean Esperanza Peru and any such other Persons who may be entitled to receive the Net Smelter Returns Royalty, from time to time, as provided for in this Agreement.

(k)

“Royalty Payor” shall mean Reliant and its successors and assigns.

2.

NET SMELTER RETURNS ROYALTY

(a)

Net Smelter Returns Royalty.  Royalty Payor does hereby agree to pay to Royalty Holder, the Net Smelter Returns Royalty with respect to its production from the Property.  The Net Smelter Returns Royalty is granted pursuant to that Share and Asset Purchase Agreement dated as of as of the Effective Date among Esperanza Resources Corp., Esperanza Peru, Reliant and Silver Standard Resources Inc. (the “Share and Asset Purchase Agreement”).

(b)

No Other Interest.  Nothing contained in the Agreement shall be construed as conferring on Royalty Holder any right to, or interest in, any Property or any other assets except the right to receive royalty payments from Royalty Payor as and when due.

(c)

Recording.  Royalty Holder shall have the right from time to time to register or record at its election, a copy of this Agreement, or a notice or a memorandum of this Agreement and the Net Smelter Returns Royalty, against title to the Property.

(d)

Confirmation.  Notwithstanding anything contained in this Agreement to the contrary, the Net Smelter Returns Royalty shall be payable in respect of the Net Smelter Returns from the Property only and shall under no circumstances apply to any mineral concessions, leases or other form of mineral tenure (or any portion thereof) located outside that area of land comprising the mineral concessions listed in Schedule A as of the Effective Date (the boundaries of which are set forth in Part 2 of Schedule A).

3.

COMPUTATION AND PAYMENT OF NET SMELTER RETURNS ROYALTY

(a)

Computation.  To compute the Net Smelter Returns Royalty, Royalty Payor shall every calendar quarter, multiply the Net Smelter Returns by 1% for the immediately preceding calendar quarter.

(b)

Accounting Principles.  All Net Smelter Returns shall be determined in accordance with generally accepted accounting principles as applied by Royalty Payor, and shall be determined by the accrual method.

(c)

Payments.  Payment of the Net Smelter Returns Royalty by the Royalty Payor to the Royalty Holder shall be made quarterly within 45 days after the end of each fiscal quarter of the Royalty Payor and shall be accompanied by a copy of the calculations used in connection with such payment.  Any overpayments or underpayments shall be corrected in the next calendar quarter following determination of such adjustment.  Within 90 days after the end of each fiscal year of the Royalty Payor in which Net Smelter Returns Royalty payments are payable to the Royalty Holder, the records relating to the calculation of Net Smelter Returns for such year shall be audited by the Royalty Payor’s external independent auditor and any resulting adjustments in the payment of Net Smelter Returns Royalty payable to the Royalty Holder shall be made forthwith (by the Royalty Payor in the case of any underpayment, and by the Royalty Holder, in the case of any overpayment).  A copy of such auditor’s report and accompanying financial information shall be delivered to the Royalty Holder within 30 days of the end of such 90-day period.

(d)

Audit by Royalty Holder.  Each annual audit by the Royalty Payor shall be final and not subject to adjustment unless the Royalty Holder delivers to the Royalty Payor written exceptions in reasonable detail within six months after the Royalty Holder receives the report.  The Royalty Holder, at its expense, shall have the right to conduct a limited audit of the books and records of the Royalty Payor related to Net Smelter Returns solely to determine the accuracy of the report, but shall not have access to any other books and records of the Royalty Payor.  The Royalty Holder’s audit shall be conducted by an independent firm of chartered or certified public accountants of recognized standing.  The Royalty Payor shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any dispute related to the report.  A copy of the independent audit report shall be delivered to the Royalty Payor upon completion, and any discrepancy between the amount actually paid by the Royalty Payor (as set forth in Royalty Payor’s annual audit) and the amount which should have been paid according to the independent audit report shall be paid forthwith, one party to the other.  If the said discrepancy is to the detriment of the Royalty holder and exceeds 5% of the amount actually paid by the Royalty Payor, then the Royalty Payor shall pay the entire cost of the independent audit.  Otherwise the Royalty Holder shall pay the entire costs of the independent audit.

(e)

No Breach of Fiduciary Duty.  No error in accounting or interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement of the estate and rights acquired and held by the Royalty Payor under the terms of the Agreement.

4.

HEDGING

(a)

All profits and losses, if any, resulting from the Royalty Payor engaging in any commodity futures trading, option trading, metals trading, gold loans or any combination thereof, and any other hedging transactions (collectively “hedging transactions”) are specifically excluded from calculation of Net Smelter Returns Royalty payments pursuant to this Agreement and shall be solely for Royalty Payor’s account.  With respect to minerals, metals and other substances produced from the Property (collectively “minerals”) that are subject to hedging transactions, Net Smelter Returns shall be determined without reference to hedging transactions and shall be determined by using the average of the Spot Price (as defined below) for the applicable mineral in each case for the calendar quarter in which such mineral is returned or credited to the account of Royalty Payor by the smelter, refinery or other purchaser.  The average Spot Price for the calendar quarter for the applicable mineral shall be determined by dividing the sum of the applicable daily Spot Prices posted during the relevant calendar quarter by the number of days that prices were posted within the calendar quarter.

“Spot Price” means, with respect to a particular mineral, the price determined for such mineral on the relevant date and, for such purposes, the “spot price” of gold shall be determined using the price of gold in United States of America dollars published by the London Metal Exchange on such day as quoted at the close of business on such day, and the “spot price” of any other mineral shall be determined using the price of such mineral quoted at the close of business on such day by the New York Commodity Exchange; and if, for any reason the London Metal Exchange or the New York Commodity Exchange, as applicable, is no longer in operation or the “spot price” of a particular mineral is not quoted by the London Metal Exchange or the New York Commodity Exchange, the “spot price” of such mineral shall be determined by reference to the price of such mineral on another similar commercial exchange entity having the largest volume of trading such mineral on such day; and the exchange rate used to convert a “spot price” to United States dollars from any other currency on a particular date shall be the daily noon exchange rate for the foreign currency as quoted on the Bank of Canada’s website for the day on which the exchange rate is to be determined or if the exchange rate is to be determined on a day that is not a Business Day then on the immediately preceding Business Day.

5.

COMINGLING

(a)

Royalty Payor shall have the right to commingle ore, concentrates, minerals and other material mined and removed from the Property, with ore, concentrates, minerals and other material mined and removed from other lands and properties; provided, however, that Royalty Payor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling.  In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, Royalty Payor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on Royalty Holder.  In addition, comparable procedures may be used by Royalty Payor to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material.

6.

GENERAL

(a)

Records.  Royalty Payor shall keep accurate records of tonnage, volume of products, analyses of products, weight, moisture, assays of payable metal content and other records, as appropriate, related to the computation of Net Smelter Returns hereunder.

(b)

Notices.

(i)

All notices and other required communications (herein “Notices”) by one Party to the other shall be in writing, and shall be addressed respectively as follows:

if to Royalty Holder:

Esperanza Silver Perú SAC
c/o Seabord Services Corp.
Suite 300 – 570 Granville Street
Vancouver, British Columbia
V6C 3P1

Facsimile:

604-688-1157
Attention:

Kim C. Casswell

if to Royalty Payor:

Reliant Ventures S.A.C.
Calle Junín 142
Miraflores, Lima  18
Peru

Facsimile:

604-689-3847
Attention:

John Smith, President

With a copy, which will not constitute notice, to:

Silver Standard Resources Inc.
Suite 1400 – 999 West Hastings Street
Vancouver, British Columbia
V6C 2W2

Facsimile:

604-689-3847

Attention:

President & Chief Executive Officer

(ii)

All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier.  All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt.  A Party may change its address by Notice to the other Party.

(c)

Payments.  All payments to be made to Royalty Holder under this Agreement shall be made when due in United States dollars by bank draft, cheque or wire transfer to a bank account as designated by Royalty Holder in writing from time to time.  Royalty Payor shall not be deemed to be in default under this Agreement and the time for making such payment shall be extended, if, at the time such payment is otherwise due, wire transfer facilities are not available for any reason, so long as Royalty Payor makes payment as soon as practicable after wire transfer facilities become available.  Royalty Payor shall be entitled to rely on wire transfer instructions purported to be provided by Royalty Holder and shall not be responsible for any payment made to an incorrect wire transfer account by reason of such reliance and Royalty Payor shall not be required to inquire into the scope of authority of the person purporting to act on behalf of Royalty Holder.  If any dispute arises with respect to a proper payment, Royalty Holder may make such payment by depositing the same into an escrow account pending resolution of the dispute, and such deposit shall toll any interest charges for late payment.

(d)

Confidentiality.

(i)

No information and data provided to Royalty Holder under the terms of this Agreement shall be disclosed by Royalty Holder to any third party or the public without the prior written consent of Royalty Payor.

(ii)

The consent required by Section  shall not apply to a disclosure:

A.

by a Royalty Holder to a potential transferee or successor of all or any significant portion of its interests under this Agreement, or to a potential successor by consolidation or merger;

B.

to a Governmental Authority if required by applicable Laws; or

C.

made in connection with litigation or arbitration involving a Party where such disclosure is required by the applicable tribunal or is, on the advice of counsel for such Party, necessary for the prosecution of the case, but subject to prior notification to the other Party to enable such other Party to seek appropriate protective orders.

(iii)

Prior to any disclosure described in Section  above, such third party shall first agree to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section .

(e)

Change in Ownership of Right to Net Smelter Returns Payments.  No change or division in the ownership of the Net Smelter Returns Royalty, however accomplished, shall enlarge the obligations or diminish the rights of Royalty Payor.  Royalty Holder covenants that any change in ownership of the Net Smelter Returns Royalty shall be accomplished in such a manner that Royalty Payor shall be required to make payments and give notice to no more than one Person, and upon breach of this covenant, Royalty Payor may retain all payments otherwise due in escrow until the breach has been cured.  No change or division in the ownership of the Net Smelter Returns Royalty shall be binding on Royalty Payor until a certified copy of the recorded instrument evidencing the change or division in ownership has been received by Royalty Payor.

(f)

Assignment.  Royalty Payor shall have the right to transfer any or all of its rights and interests under this Agreement and the Property provided that the proposed transferee agrees in writing in favour of the Royalty Holder to assume the obligations of Royalty Payor so assigned and be bound by the contractual terms hereof with respect to the rights, interests and obligations being assigned to or assumed by the transferee, whereupon Royalty Payor shall be released and discharged of any such obligations arising from and after the date of such transfer.  Subject to Section , Royalty Holder shall have the right to transfer all or any of its rights, interests and obligations under this Agreement, effective upon written notice thereof to Royalty Payor.

(g)

No Obligation to Mine.  Royalty Payor shall have the sole discretion to determine the extent of its mining of the Property and the time or the times for beginning, continuing or resuming mining operations with respect thereto.  Royalty Payor shall have no obligation to Royalty Holder or otherwise to mine any of the Property.

(h)

Maintenance of the Property.  At any time and from time to time, Royalty Payor may elect to abandon any part or parts of the Property that it no longer desires to maintain, whereupon any part or parts of the Property so dealt with shall thereafter cease to be included in the Property.

(i)

Applicable Law.  The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia, excluding any conflict of law principles that would require the application of the law of any other jurisdiction.

(j)

Arbitration.

(i)

If any claim, controversy or dispute arising out of or relating to this Agreement or its breach, termination or validity, such claim, controversy or dispute, upon written notice by either party to the other, be finally settled by binding arbitration administered under the rules then pertaining of the British Columbia International Commercial Arbitration Centre (“BCICA”).

(ii)

The arbitration shall be heard by a panel of three independent and impartial arbitrators all of whom shall be selected from a list of neutral arbitrators having mining or base metals and concentrates markets, supplied by BCICA.  From such list, each party shall select one arbitrator, and the arbitrators so selected shall select a third.  The panel shall designate one among them to serve as chair.  The arbitration procedures shall otherwise follow those set forth under the rules of the BCICA, but the arbitration proceedings shall be conducted in the city of Vancouver, British Columbia.

(k)

Void or Invalid Provision.  If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

(l)

Additional Documents.  Each Party shall do and perform all such acts and things, and execute all such deeds, documents and writings, and give all such assurances, as may be reasonably necessary to give effect to this Agreement at the request of the other Party.

(m)

Binding Effect.  This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

(n)

Counterparts and Delivery.  This Agreement may be executed in counterparts and by electronic facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

(o)

Entire Agreement.  This Agreement terminates and replaces all prior agreements, either written, oral or implied, between Esperanza Peru and Reliant with respect to the Property, other than the Share and Asset Purchase Agreement and together with the Share and Asset Purchase Agreement constitutes the entire agreement between the Parties with respect to the Property.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ESPERANZA SILVER PERU S.A.C.

__________________________________
Name:
Title:

RELIANT VENTURES S.A.C.

__________________________________
Name:
Title:

SCHEDULE A

The Property

Part 1

Claim	Department	Date of Petition	INACC Code	Resolucion	Date	Hectares

PUCARANRA DOS	Ancash	8-May-07	01-02770-07	1153-2007-INGEMMET/PCD/PM	9/12/2007	700.00
PUCARANRA UNO	Ancash	8-May-07	01-02769-07	1305-2007-INGEMMET/PCD/PM	9/25/2007	1,000.00
PUCARANRA TRES	Ancash	1-Feb-08	01-00911-08	2332-2008-INGEMMET/PCD/PM	7/30/2008	400.00

Part 2 (See Attached)

[Intentionally omitted pursuant to section 12.2((3) of National Instrument 51-102 Continuous Disclosure Obligations]

SCHEDULE 2.5

ROYALTY AGREEMENT (JV PROPERTY)

NET SMELTER RETURNS ROYALTY AGREEMENT
(JV Property)

THIS AGREEMENT made as of July ____, 2011

BETWEEN:

SILVER STANDARD RESOURCES INC., a corporation existing under the laws of British Columbia

(“SSRI”)

AND:

RELIANT VENTURES S.A.C., a corporation existing under the laws of Peru

(“Reliant”)

WITNESSES THAT for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Parties agree as follows:

1.

DEFINITIONS AND INTERPRETATION

Where used in this Agreement, the following terms have the meanings ascribed to them as follows:

(a)

“Business Day” means a day which is not a Saturday or Sunday or a statutory holiday in the Province of British Columbia or in Lima, Peru.

(b)

“Effective Date” means the date of this Agreement.

(c)

“Governmental Authority” means any domestic or foreign government whether federal, provincial, state, local or municipal and any governmental agency, governmental authority, governmental tribunal, court, governmental commission (including a securities commission) of any kind whatsoever, any subdivision, agency, commission, board or authority of any of the foregoing or any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the amount of any of the foregoing or any stock exchange or securities commission, having jurisdiction;

(d)

“Law” or “Laws” means all applicable federal, provincial and local laws (statutory or common), rules, ordinances, treaties, regulations, judgments, decrees, or other valid governmental restrictions.  Laws shall also include the decisions and authority of any Governmental Authority having jurisdiction and all applicable judicial and administrative and regulatory decrees pertaining thereto including licences and permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

(e)

“Net Smelter Returns” means the net amount of actual proceeds received by Royalty Payor for its own account from the sale of ore, or ore concentrates of other products from the Property to a smelter or other ore purchaser after deduction of the total of the following:

(i)

all smelter charges, refining charges, tolling charges or ore treatment charges including any such costs from a custom smelter, all representation expenses, metal losses, penalties, umpire charges, processor deductions, fees and other expenses, costs and charges of any nature whatsoever (including those based on a fixed or sliding scale) made by the purchaser of ore or concentrates;

(ii)

all sales, use, gross receipts, customs duties, severance, value added taxes, production, ad valorem and other taxes and governmental charges, if any, payable with respect to the existence, severance, production, removal, sale, processing, transportation, or disposition of products from the Property that are paid or incurred by Royalty Payor (excluding taxes on income of the Royalty Payor);

(iii)

any and all transportation and insurance costs which may be incurred in connection with the transportation of ore or concentrates from the Property (whether deducted from the sales revenue or are charged against Royalty Payor), including shipping, freight, stockpiling, storage, warehousing, handling, port, demurrage, delay and forwarding expenses and transaction taxes and all other costs incurred by Royalty Payor after the ores, metals, concentrates or other minerals leave the Property; and

(iv)

costs and fees of sales, insurance, consignment, agency fees and sales brokerage, and any discounts or rebates given to customers for off-specification or damaged product that are paid or incurred by Royalty Payor.

(f)

“Net Smelter Returns Royalty” means the production royalty to be paid pursuant to this Agreement calculated by the amount of Net Smelter Returns for the applicable period, multiplied by 1% for the applicable period.

(g)

“Party” means Royalty Payor or Royalty Holder and “Parties” means Royalty Payor and Royalty Holder, collectively.

(h)

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, firm, estate, Governmental Authority, or other entity.

(i)

“Property” means the mineral concessions listed in Part 1 of Schedule A and shall include any renewal thereof and any other form of successor or substitute title thereto or tenure derived therefrom and any mineral concessions, leases or other form of mineral tenure which may replace the same (but in each case, limited to that area of land comprising the mineral concessions listed in Part 1 of Schedule A as of the Effective Date).

(j)

“Royalty Holder” shall mean SSRI and any such other Persons who may be entitled to receive the Net Smelter Returns Royalty, from time to time, as provided for in this Agreement.

(k)

“Royalty Payor” shall mean Reliant and its successors and assigns.

2.

NET SMELTER RETURNS ROYALTY

(a)

Net Smelter Returns Royalty.  Royalty Payor does hereby agree to pay to Royalty Holder, the Net Smelter Returns Royalty with respect its production from the Property.

(b)

No Other Interest.  Nothing contained in the Agreement shall be construed as conferring on Royalty Holder any right to, or interest in, any Property or any other assets except the right to receive royalty payments from Royalty Payor as and when due.

(c)

Recording.  Royalty Holder shall have the right from time to time to register or record at its election, a copy of this Agreement, or a notice or a memorandum of this Agreement and the Net Smelter Returns Royalty, against title to the Property.

(d)

Confirmation.  Notwithstanding anything contained in this Agreement to the contrary, the Net Smelter Returns Royalty shall be payable in respect of the Net Smelter Returns from the Property only and shall under no circumstances apply to any mineral concessions, leases or other form of mineral tenure (or any portion thereof) located outside that area of land comprising the mineral concessions listed in Schedule A as of the Effective Date (the boundaries of which are set forth in Part 2 of Schedule A).

3.

COMPUTATION AND PAYMENT OF NET SMELTER RETURNS ROYALTY

(a)

Computation.  To compute the Net Smelter Returns Royalty, Royalty Payor shall every calendar quarter, multiply the Net Smelter Returns by 1% for the immediately preceding calendar quarter.

(b)

Accounting Principles.  All Net Smelter Returns shall be determined in accordance with generally accepted accounting principles as applied by Royalty Payor, and shall be determined by the accrual method.

(c)

Payments.  Payment of the Net Smelter Returns Royalty by the Royalty Payor to the Royalty Holder shall be made quarterly within 45 days after the end of each fiscal quarter of the Royalty Payor and shall be accompanied by a copy of the calculations used in connection with such payment.  Any overpayments or underpayments shall be corrected in the next calendar quarter following determination of such adjustment.  Within 90 days after the end of each fiscal year of the Royalty Payor in which Net Smelter Returns Royalty payments are payable to the Royalty Holder, the records relating to the calculation of Net Smelter Returns for such year shall be audited by the Royalty Payor’s external independent auditor and any resulting adjustments in the payment of Net Smelter Returns Royalty payable to the Royalty Holder shall be made forthwith (by the Royalty Payor in the case of any underpayment, and by the Royalty Holder, in the case of any overpayment).  A copy of such auditor’s report and accompanying financial information shall be delivered to the Royalty Holder within 30 days of the end of such 90-day period.

(d)

Audit by Royalty Holder.  Each annual audit by the Royalty Payor shall be final and not subject to adjustment unless the Royalty Holder delivers to the Royalty Payor written exceptions in reasonable detail within six months after the Royalty Holder receives the report.  The Royalty Holder, at its expense, shall have the right to conduct a limited audit of the books and records of the Royalty Payor related to Net Smelter Returns solely to determine the accuracy of the report, but shall not have access to any other books and records of the Royalty Payor.  The Royalty Holder’s audit shall be conducted by an independent firm of chartered or certified public accountants of recognized standing.  The Royalty Payor shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any dispute related to the report.  A copy of the independent audit report shall be delivered to the Royalty Payor upon completion, and any discrepancy between the amount actually paid by the Royalty Payor (as set forth in Royalty Payor’s annual audit) and the amount which should have been paid according to the independent audit report shall be paid forthwith, one party to the other.  If the said discrepancy is to the detriment of the Royalty holder and exceeds 5% of the amount actually paid by the Royalty Payor, then the Royalty Payor shall pay the entire cost of the independent audit.  Otherwise the Royalty Holder shall pay the entire costs of the independent audit.

(e)

No Breach of Fiduciary Duty.  No error in accounting or interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement of the estate and rights acquired and held by the Royalty Payor under the terms of the Agreement.

4.

HEDGING

(a)

All profits and losses, if any, resulting from the Royalty Payor engaging in any commodity futures trading, option trading, metals trading, gold loans or any combination thereof, and any other hedging transactions (collectively “hedging transactions”) are specifically excluded from calculation of Net Smelter Returns Royalty payments pursuant to this Agreement and shall be solely for Royalty Payor’s account.  With respect to minerals, metals and other substances produced from the Property (collectively “minerals”) that are subject to hedging transactions, Net Smelter Returns shall be determined without reference to hedging transactions and shall be determined by using the average of the Spot Price (as defined below) for the applicable mineral in each case for the calendar quarter in which such mineral is returned or credited to the account of Royalty Payor by the smelter, refinery or other purchaser.  The average Spot Price for the calendar quarter for the applicable mineral shall be determined by dividing the sum of the applicable daily Spot Prices posted during the relevant calendar quarter by the number of days that prices were posted within the calendar quarter.

“Spot Price” means, with respect to a particular mineral, the price determined for such mineral on the relevant date and, for such purposes, the “spot price” of gold shall be determined using the price of gold in United States of America dollars published by the London Metal Exchange on such day as quoted at the close of business on such day, and the “spot price” of any other mineral shall be determined using the price of such mineral quoted at the close of business on such day by the New York Commodity Exchange; and if, for any reason the London Metal Exchange or the New York Commodity Exchange, as applicable, is no longer in operation or the “spot price” of a particular mineral is not quoted by the London Metal Exchange or the New York Commodity Exchange, the “spot price” of such mineral shall be determined by reference to the price of such mineral on another similar commercial exchange entity having the largest volume of trading such mineral on such day; and the exchange rate used to convert a “spot price” to United States dollars from any other currency on a particular date shall be the daily noon exchange rate for the foreign currency as quoted on the Bank of Canada’s website for the day on which the exchange rate is to be determined or if the exchange rate is to be determined on a day that is not a Business Day then on the immediately preceding Business Day.

5.

COMINGLING

(a)

Royalty Payor shall have the right to commingle ore, concentrates, minerals and other material mined and removed from the Property, with ore, concentrates, minerals and other material mined and removed from other lands and properties; provided, however, that Royalty Payor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling.  In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, Royalty Payor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on Royalty Holder.  In addition, comparable procedures may be used by Royalty Payor to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material.

6.

GENERAL

(a)

Records.  Royalty Payor shall keep accurate records of tonnage, volume of products, analyses of products, weight, moisture, assays of payable metal content and other records, as appropriate, related to the computation of Net Smelter Returns hereunder.

(b)

Notices.

(i)

All notices and other required communications (herein “Notices”) by one Party to the other shall be in writing, and shall be addressed respectively as follows:

if to Royalty Holder:

Silver Standard Resources Inc.
Suite 1400 – 999 West Hastings Street
Vancouver, British Columbia, V6C 2W2

Attention:

President & Chief Executive Officer
Facsimile:

604-689-3847

if to Royalty Payor:

Reliant Ventures S.A.C.
Calle Junín 142
Miraflores, Lima  18
Peru

Attention:

John Smith, President
Facsimile:

604-689-3847

With a copy, which will not constitute notice, to:

Silver Standard Resources Inc.
Suite 1400 – 999 West Hastings Street
Vancouver, British Columbia
V6C 2W2

Attention:

President & Chief Executive Officer
Facsimile:

604-689-3847

(ii)

All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier.  All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt.  A Party may change its address by Notice to the other Party.

(c)

Payments.  All payments to be made to Royalty Holder under this Agreement shall be made when due in United States dollars by bank draft, cheque or wire transfer to a bank account as designated by Royalty Holder in writing from time to time.  Royalty Payor shall not be deemed to be in default under this Agreement and the time for making such payment shall be extended, if, at the time such payment is otherwise due, wire transfer facilities are not available for any reason, so long as Royalty Payor makes payment as soon as practicable after wire transfer facilities become available.  Royalty Payor shall be entitled to rely on wire transfer instructions purported to be provided by Royalty Holder and shall not be responsible for any payment made to an incorrect wire transfer account by reason of such reliance and Royalty Payor shall not be required to inquire into the scope of authority of the person purporting to act on behalf of Royalty Holder.  If any dispute arises with respect to a proper payment, Royalty Holder may make such payment by depositing the same into an escrow account pending resolution of the dispute, and such deposit shall toll any interest charges for late payment.

(d)

Confidentiality.

(i)

No information and data provided to Royalty Holder under the terms of this Agreement shall be disclosed by Royalty Holder to any third party or the public without the prior written consent of Royalty Payor.

(ii)

The consent required by Section  shall not apply to a disclosure:

A.

by a Royalty Holder to a potential transferee or successor of all or any significant portion of its interests under this Agreement, or to a potential successor by consolidation or merger;

B.

to a Governmental Authority if required by applicable Laws; or

C.

made in connection with litigation or arbitration involving a Party where such disclosure is required by the applicable tribunal or is, on the advice of counsel for such Party, necessary for the prosecution of the case, but subject to prior notification to the other Party to enable such other Party to seek appropriate protective orders.

(iii)

Prior to any disclosure described in Section  above, such third party shall first agree to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section .

(e)

Change in Ownership of Right to Net Smelter Returns Payments.  No change or division in the ownership of the Net Smelter Returns Royalty, however accomplished, shall enlarge the obligations or diminish the rights of Royalty Payor.  Royalty Holder covenants that any change in ownership of the Net Smelter Returns Royalty shall be accomplished in such a manner that Royalty Payor shall be required to make payments and give notice to no more than one Person, and upon breach of this covenant, Royalty Payor may retain all payments otherwise due in escrow until the breach has been cured.  No change or division in the ownership of the Net Smelter Returns Royalty shall be binding on Royalty Payor until a certified copy of the recorded instrument evidencing the change or division in ownership has been received by Royalty Payor.

(f)

Assignment.  Royalty Payor shall have the right to transfer any or all of its rights and interests under this Agreement and the Property provided that the proposed transferee agrees in writing in favour of the Royalty Holder to assume the obligations of Royalty Payor so assigned and be bound by the contractual terms hereof with respect to the rights, interests and obligations being assigned to or assumed by the transferee, whereupon Royalty Payor shall be released and discharged of any such obligations arising from and after the date of such transfer.  Subject to Section , Royalty Holder shall have the right to transfer all or any of its rights, interests and obligations under this Agreement, effective upon written notice thereof to Royalty Payor.

(g)

No Obligation to Mine.  Royalty Payor shall have the sole discretion to determine the extent of its mining of the Property and the time or the times for beginning, continuing or resuming mining operations with respect thereto.  Royalty Payor shall have no obligation to Royalty Holder or otherwise to mine any of the Property.

(h)

Maintenance of the Property.  At any time and from time to time, Royalty Payor may elect to abandon any part or parts of the Property that it no longer desires to maintain, whereupon any part or parts of the Property so dealt with shall thereafter cease to be included in the Property.

(i)

Applicable Law.  The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia, excluding any conflict of law principles that would require the application of the law of any other jurisdiction.

(j)

Arbitration.

(i)

If any claim, controversy or dispute arising out of or relating to this Agreement or its breach, termination or validity, such claim, controversy or dispute, upon written notice by either party to the other, be finally settled by binding arbitration administered under the rules then pertaining of the British Columbia International Commercial Arbitration Centre (“BCICA”).

(ii)

The arbitration shall be heard by a panel of three independent and impartial arbitrators all of whom shall be selected from a list of neutral arbitrators having mining and/or base metals and concentrates markets, supplied by BCICA.  From such list, each party shall select one arbitrator, and the arbitrators so selected shall select a third.  The panel shall designate one among them to serve as chair.  The arbitration procedures shall otherwise follow those set forth under the rules of the BCICA, but the arbitration proceedings shall be conducted in the city of Vancouver, British Columbia.

(k)

Void or Invalid Provision.  If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

(l)

Additional Documents.  Each Party shall do and perform all such acts and things, and execute all such deeds, documents and writings, and give all such assurances, as may be reasonably necessary to give effect to this Agreement at the request of the other Party.

(m)

Binding Effect.  This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

(n)

Counterparts and Delivery.  This Agreement may be executed in counterparts and by electronic facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

(o)

Entire Agreement.  This Agreement terminates and replaces all prior agreements, either written, oral or implied, between SSRI and Reliant with respect to the Property and constitutes the entire agreement between the Parties with respect to the Property.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SILVER STANDARD RESOURCES INC.

________________________________
Name:
Title:

RELIANT VENTURES S.A.C.

________________________________
Name:
Title:

SCHEDULE A

The Property

Part 1

No. on Map	Concession	Name	Department	Province	District	Hectares	Grant Date
13	01-02656-05	Cahuaran Dos	Ancash	Yungay	Shupluy	882.1297	03-Nov-05
14	01-02657-05	Cahuaran Tres	Ancash	Yungay	Shupluy	1000	09-Nov-05
15	01-02658-05	Cahuaran Uno	Ancash	Yungay	Shupluy	1000	03-Nov-05
28	01-00634-04	Don Simon 1	Ancash	Huaraz	Cochabamba	300	26-May-04
42	01-02455-05	EPZ Cuatro	Ancash	Yungay	Shupluy	699.8284	24-Nov-05
43	01-0120205	EPZ Dos	Ancash	Huaraz	Pariacoto	600	01-Sep-05
44	01-0160305	EPZ Tres	Ancash	Yungay	Shupluy	600	15-Aug-05
45	01-0120305	EPZ Uno	Ancash	Yungay	Shupluy	600	31-Aug-05
54	01-02281-06	Huanchuy	Ancash	Huaraz	Cochabamba	700	12-Oct-06
68	01-02356-06	Llanapaccha Dos	Ancash	Huaraz	Pira	1000	17-Aug-06
69	01-02355-06	Llanapaccha Uno	Ancash	Huaraz	Pira	1000	25-Aug-06
95	01-02358-06	Ochiapampa Dos	Ancash	Huaraz	Pariacoto	1000	17-Aug-06
96	01-02357-06	Ochiapampa Uno	Ancash	Huaraz	Pariacoto	1000	25-Aug-06
116	01-02779-05	Pumahuillca Uno	Ancash	Yungay	Shupluy	500	23-Mar-06
117	01-02354-06	Rajuyoc Oeste	Ancash	Huaraz	Pira	1000	15-Aug-06
131	01-01971-07	Shuras Dos	Ancash	Yungay	Cascapara	1000	14-Aug-07
132	01-02407-07	Shuras Tres	Ancash	Huaraz	Cochabamba	900	05-Sep-07
133	01-01970-07	Shuras Uno	Ancash	Huaraz	Cochabamba	1000	09-Aug-07
135	01-02785-05	Sieren Dos	Ancash	Yungay	Shupluy	1000	24-Nov-05
136	01-02284-06	Sieren Norte	Ancash	Yungay	Shupluy	992.3955	24-May-06
137	01-00014-06	Sieren Tres	Ancash	Yungay	Shupluy	700	04-Apr-06
138	01-02782-05	Sieren Uno	Ancash	Yungay	Shupluy	1000	30-Nov-05
139	01-02495-05	Sol de Oro Leon	Ancash	Huaraz	Cochabamba	600	09-Nov-05
143	01-00651-08	Teclio Cuatro	Ancash	Yungay	Cascapara	300	12-Aug-08
144	01-02360-06	Teclio Dos	Ancash	Yungay	Cascapara	900	16-Aug-06
145	01-02408-07	Teclio Tres	Ancash	Yungay	Cascapara	663.979	11-Oct-07
146	01-02359-06	Teclio Uno	Ancash	Yungay	Cascapara	600	16-Oct-06
148	01-02781-05	Tocash Dos	Ancash	Huaraz	Pariacoto	1000	11-Nov-05
149	01-02783-05	Tocash Uno	Ancash	Huaraz	Pariacoto	1000	24-Nov-05
151	01-02406-07	Tunancancha Uno	Ancash	Huaraz	Cochabamba	1000	07-Sep-07
152	01-02780-05	Ushno Dos	Ancash	Huaraz	Cochabamba	800	10-Mar-06
153	01-00015-06	Ushno Tres	Ancash	Huaraz	Cochabamba	600	17-Aug-06
154	01-02784-05	Ushno Uno	Ancash	Huaraz	Pariacoto	900	30-Nov-05
159	01-01922-08	Yanacoto Cinco	Ancash	Carhuaz	Carhuaz	1000	08-Aug-08
160	01-02410-07	Yanacoto Cuatro	Ancash	Carhuaz	Ataquero	700	25-Sep-07
161	01-02283-06	Yanacoto Dos	Ancash	Carhuaz	Carhuaz	1000	16-Aug-06
162	01-01923-08	Yanacoto Seis	Ancash	Carhuaz	Carhuaz	1000	11-Aug-08
163	01-01924-08	Yanacoto Siete	Ancash	Carhuaz	Carhuaz	900	15-Jan-08
164	01-02282-06	Yanacoto Tres	Ancash	Carhuaz	Carhuaz	1000	17-Aug-06
165	01-02285-06	Yanacoto Uno	Ancash	Carhuaz	Carhuaz	1000	21-Aug-06

Part 2

[Intentionally omitted pursuant to section 12.2((3) of National Instrument 51-102 Continuous Disclosure Obligations]

SCHEDULE 2.6

PURCHASE PRICE ALLOCATION

Asset	Value in C$
Esperanza BVI Shares

The sum of: (a) $17,000,000; plus (b) the value of the Esperanza Shares based on the volume weighted average trading price of the common shares of Esperanza Canada on the TSX-V for the 20 trading days ending on the second Business Day preceding the Closing Date; plus (c) the agreed upon value of the NSR Royalty (JV Property) to be delivered at Closing; minus (d) ten dollars

All of the right, title and interest of Esperanza Canada in and to the JV Property and JV Assets	$10.00
Additional Vendor Assets	The agreed upon value of the NSR Royalty (Additional Real Property) to be delivered at Closing

SCHEDULE 3.2

CAPITALIZATION OF ESPERANZA BVI AND ESPERANZA MINERALS

Esperanza BVI has authorized share capital of 50,000 ordinary shares of no par value, of which 3,000 shares are issued and outstanding with a financial statement value of $1,615.

Esperanza Minerals has authorized share capital of 50,000 ordinary shares of no par value, of which 2,000 shares are issued and outstanding with a financial statement value of $1,580.

SCHEDULE 3.6

PRE-CLOSING REORGANIZATION

(a)

The following transactions (collectively, the “Re-org Steps”) have been completed:

(i)

the sale by Esperanza BVI of one ordinary share of Esperanza Peru to William J. Pincus for an aggregate purchase price of $10.00;

(ii)

the sale by Esperanza Exploration of 3,499 ordinary shares of Esperanza Peru to Esperanza Canada for an aggregate purchase price of $1,000.00;

(iii)

the sale by Esperanza BVI of 1,000 ordinary shares of Esperanza Exploration to Esperanza Canada for an aggregate purchase price of $10.00; and

(b)

In connection with the Re-org Steps, Esperanza Peru has:

(i)

filed with SUNAT or other applicable Governmental Authority, all necessary filings and documents required, including, without limitation, an affidavit from an officer of Esperanza Peru advising of the Re-org Steps; and

(ii)

paid all applicable Taxes to SUNAT or other applicable Governmental Authority.

SCHEDULE 3.9(a)

ADDITIONAL REAL PROPERTY

None.

SCHEDULE 3.12

CONSENTS, ORDERS AND APPROVALS

TSX Venture Exchange approval of the transaction contemplated hereby (required as a result of SSRI’s ownership of the Esperanza Shares).

SCHEDULE 3.17

LITIGATION AND CLAIMS

None.